Exhibit 10.29

LOAN AGREEMENT

Dated as of December 24, 2013

Between

BR-NPT SPRINGING ENTITY, LLC,

as Borrower

and

ARBOR COMMERCIAL MORTGAGE, LLC,

as Lender

PROPERTY:	North Park Towers

16500 North Park Drive, Southfield, Michigan

 LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of December 24, 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this ''Agreement"), between ARBOR COMMERCIAL MORTGAGE, LLC, a New York limited liability company, having an address at 333 Earle Ovington Boulevard, Uniondale, New York 11553 (together with its successors and assigns, collectively, "Lender"), and BR-NPT SPRINGING ENTITY, LLC, a Delaware limited liability company, having an address at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019 (together with its permitted successors and assigns, collectively, "Borrower").

All capitalized terms used herein shall have the respective meanings set forth in Article 1 hereof.

WITNESSETH:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1        Specific Definitions.

For all purposes of this Agreement, except as otherwise expressly provided:

"Affiliate" shall mean, as to any Person, any other Person that (i) owns directly or indirectly ten percent (10%) or more of all equity interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person, and/oris a director or officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person.

''ALTA" shall mean American Land Title Association, or any successor thereto.

"Alteration Threshold" shall mean $230,000.

"Amortization Commencement Date" shall mean February 6, 2016.

"Annual Budget" shall mean the operating and capital budget for the Property setting forth, on a month-by-month basis, in reasonable detail, each line item of Borrower's good faith estimate of anticipated Operating Income, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.

"Approved Capital Expenditures" shall mean Capital Expenditures incurred by Borrower and either (i) included in the Approved Annual Budget or (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed, including any common charges and assessments required by the Condominium Declaration or the Condominium Rules.

"Approved Replacement Guarantor" shall mean a Person that satisfies the conditions set forth in clauses (x) and (y) of the definition of "Qualified Transferee" and whose identity, experience, financial condition and creditworthiness, including net worth and liquidity, is acceptable to Lender in Lender's sole discretion, and for which Lender has received a Rating Agency Confirmation from each applicable Rating Agency and who either Controls Borrower (or Transferee Borrower, as applicable) or owns a direct or indirect interest in Borrower (or Transferee Borrower, as applicable).

"Assignment of Agreements" shall mean that certain Assignment of Agreements, Licenses, Permits and Contracts, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee.

"Assignment of Leases" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee.

"Assignment of Management Agreement" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof among Borrower, Manager and Lender.

"Award'' shall mean any compensation paid by any Governmental Authority m connection with a Condemnation in respect to all or any part of the Property.

"Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

"Board of Directors" shall have the meaning set forth in the Condominium Documents.

"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in the State of New York.

"Calculation Date" shall mean the last day of each calendar quarter during the Term.

"Capital Expenditures" for any period shall mean amounts expended for replacements and alterations to the Property (excluding tenant improvements) and required to be capitalized according to GAAP.

"Cash Management Agreement" shall mean that certain Deposit Account Agreement of even date herewith among Lender, Borrower, Manager and KeyBank, National Association, a national banking association.

"Clearing Account Agreement" shall mean that certain Lockbox-Deposit Account Control Agreement dated the date hereof by and among Borrower, Lender and KeyBank, National Association, a national banking association.

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"Closing Date" shall mean the date of the funding of the Loan.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

"Common Charges" shall mean all common charges, assessments and any other amounts payable by the owner of a Condominium Unit to the Condominium Association pursuant to the terms of the Condominium Documents, if any.

"Common Elements" shall have the meaning given such term in the Condominium Documents.

"Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

"Condominium Association" shall mean North Park Towers Condominium Association, a Michigan nonprofit corporation.

"Condominium Declaration" shall have the meaning set forth in the Mortgage.

"Condominium Documents" shall mean the Condominium Declaration, by-laws, rules and regulations, management agreement (if applicable), all budgets, and all other reports, disclosure statements and documents relating to the creation of a valid condominium regime, as required by the Michigan Condominium Act and the regulation and administration thereof, and all exhibits, amendments or supplements thereto from time to time, to the extent that the foregoing are in existence and applicable to the "North Park Towers Condominium." If applicable, the Condominium Documents shall also include, without limitation, any documents necessary to establish and operate a condominium association to administer the ''North Park Towers Condominium."

"Condominium Regime" shall have the meaning set forth in Section 4.33 hereof.

"Condominium Rights" shall mean all right, title and interest of Borrower in, to and under the Condominium Documents, including, without limitation, any and all voting rights and all of the other special rights, benefits and privileges under the Condominium Documents granted, assigned or reserved to Borrower as the owner of the Condominium Units.

"Condominium Rules" shall have the meaning set forth in Section 4.33 hereof.

"Condominium Units" shall mean, collectively, all of the units of the Condominium Regime.

"Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

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"Debt" shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including any applicable Prepayment Fee and/or Liquidated Damages Amount, if applicable) due to Lender from time to time in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

"Debt Service" shall mean, with respect to any particular period, the scheduled principal (if applicable) and interest payments due under the Note and, if applicable, the note(s) evidencing any New Mezzanine Loan in such period (but assuming, only for the purpose of calculating the Debt Service Coverage Ratio, that the Amortization Commencement Date has already occurred and an amortization term of thirty (30) years).

"Debt Service Coverage Ratio" shall mean, a ratio, as reasonably determined by Lender in which:

(a)	the numerator is the Underwritten Net Cash Flow; and

(b)	the denominator is the annual Debt Service.

"Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

"Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.

"Deposit Account" shall mean an Eligible Account at the Deposit Bank.

"Deposit Bank" shall mean the bank or banks selected by Lender to maintain the Deposit Account. Lender may in its sole discretion change the Deposit Bank from time to time.

"Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi annually.

"Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.lO(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal and state authorities and having a long-term unsecured debt rating of "BBB-" or higher by S&P and "Baa3" or higher by Moody's. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

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"Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's, and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least (i) "AA" by S&P, (ii) "AA" and/or "F1+" (for securities) and/or "AAAmmf" (for money market funds), by Fitch and (iii) "Aa2" by Moody's; provided, however, for purposes of the Deposit Bank, the definition of Eligible Institution shall have the meaning set forth in the Cash Management Agreement.

"Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender.

"ERISA Affiliate " shall mean any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common control with Borrower or the Guarantor, or is treated as a single employer together with Borrower or the Guarantor under Section 414 of the Code or Title IV of ERISA.

"Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

"Fitch" shall mean Fitch, Inc.

"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

"Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.

"Gross Revenue" shall mean all revenue derived from the ownership and operation of the Property from whatever source, including Rents and any Insurance Proceeds (whether or not Lender elects to treat any such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4(f) hereof).

"Guarantor" shall mean R. Ramin Kamfar, a natural person, or any other Person that now or hereafter guarantees any of Borrower's obligations under any Loan Document.

"Guarantor Financial Covenants" shall mean those covenants set forth in Section 5.2 of the Guaranty.

"Guaranty" shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender.

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"Indebtedness" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case for which such Person is liable or its assets are liable, whether such Person (or its assets) is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any other contractual obligation for the payment of money which are not settled within sixty (60) days.

"Independent" shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, (ii) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

"Independent Accountant" shall mean (i) a firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender or (ii) such other certified public accountant(s) selected by Borrower, which is Independent and reasonably acceptable to Lender.

"Interest Rate" shall mean a rate of five and sixty-five one-hundredths percent (5.65%) per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

"Lease" shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

"Legal Requirements " shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

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"Letter of Credit" shall mean an irrevocable, unconditional, transferable (without payment of any transfer fee), clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Stated Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

"Lien" shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Property or any interest therein, or any direct or indirect ownership interest in Borrower or any SPC Party, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

"Loan" shall mean the loan in the original principal amount of Eleven Million Five Hundred Thousand and No/100 Dollars ($11,500,000.00) made by Lender to Borrower pursuant to this Agreement.

"Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreement, the Assignment of Agreements, the Environmental Indemnity, the Assignment of Management Agreement and the Guaranty and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, as the same may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

"Loan to Value Ratio" shall mean the ratio, as of a particular date, in which the numerator is equal to the Outstanding Principal Balance and the denominator is equal to the appraised value of the Property based on an appraisal prepared by a qualified MAI appraiser reasonably acceptable to Lender, as determined by Lender in its reasonable discretion.

"Low Debt Service Period'' shall commence if, as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.10:1.00 and shall end if the Property has achieved a Debt Service Coverage Ratio of at least 1.10:1.00 for two consecutive Calculation Dates, as determined by Lender.

"Major Contract" shall mean (i) any management, brokerage or leasing agreement, or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to mean contracts which (x) extend beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind) or (y) require Borrower to pay in excess of $50,000 per annum), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property, whether written or oral.

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"Major Lease" shall mean any Lease which, either individually, or when taken together with any other Lease with the same Tenant or its Affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such Lease, (i) either individually, or when taken together with any other Lease with the same Tenant or its Affiliates, covers more than 10,000 rentable square feet, (ii) contains an option or other preferential right to purchase all or any portion of the Property, (iii) is with an Affiliate of Borrower as Tenant, (iv) is entered into during the continuance of an Event of Default, or (v) either individually, or when taken together with any other Lease with the same Tenant or its Affiliates, covers more than four (4) individual residential units at the Property.

"Management Agreement" shall mean the management agreement entered into by and between Borrower and Manager or any replacement management agreement entered into by and between Borrower and any replacement Manager in accordance with the terms of the Loan Documents, in each case, pursuant to which the Manager is to provide management and other services with respect to the Property.

"Manager" shall mean Bluerock Property Management, LLC, a Michigan limited liability company, or any other manager engaged in accordance with the terms and conditions of the Loan Documents.

"Material Alteration" shall mean any alteration affecting structural elements of the Property the cost of which exceeds the Alteration Threshold; provided, however, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

"Maturity Date" shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, extension or otherwise.

"Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

"Mezzanine Trigger Period” shall commence and continue for so long as any New Mezzanine Loan is outstanding.

"Monthly Debt Service Payment Amount" shall mean a constant monthly payment of $66,382.12.

"Monthly Operating Expense Budgeted Amount" shall mean the monthly amount set forth in the Approved Annual Budget for Operating Expenses for the calendar month in which such Monthly Payment Date occurs.

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"Monthly Payment Date" shall mean the sixth (6th) day of every calendar month occurring during the Term. The first Monthly Payment Date shall be February 6, 2014.

"Moody's" shall mean Moody's Investors Service, Inc.

"Mortgage" shall mean that certain first priority Mortgage, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"NRSRO" shall mean any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or its designees in connection with, or in anticipation of, a Securitization.

"Obligations" shall mean, collectively, Borrower's obligations for the payment of the Debt and the performance of the Other Obligations.

"Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower or its manager.

"Open Prepayment Date" shall mean October 6, 2023.

"Operating Expenses" shall mean, for any period, without duplication, all expenses actually paid or payable by Borrower during such period in connection with the operation, ownership, management, maintenance, repair and use of the Property, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include (i) all expenses incurred in the immediately preceding twelve (12) month period based on quarterly financial statements delivered to Lender in accordance with Section 4.9.2 hereof, (ii) all payments required to be made pursuant to any Operations Agreements or Major Contracts, (iii) property management fees in an amount equal to the greater of four percent (4%) of Gross Revenue (which definition of Gross Revenue shall, solely for purposes of calculating property management fees, include Insurance Proceeds but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4(f) hereof) and the management fees actually paid under the Management Agreement, (iv) administrative, payroll, security and general expenses for the Property, (v) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property, (vi) a reasonable reserve for uncollectible accounts, (vii) costs and fees of Independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (viii) cost of attendance by employees at training and manpower development programs, (ix) association dues, (x) computer processing charges, (xi) operational equipment and other lease payments as reasonably approved by Lender, (xii) Taxes and Other Charges (other than income taxes or Other Charges in the nature of income taxes) and Insurance Premiums and (xiii) all underwritten reserves required by Lender hereunder (without duplication). Notwithstanding the foregoing, Operating Expenses shall not include depreciation or amortization, (2) income taxes or Other Charges in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or in connection with the recovery of Insurance Proceeds or Awards which are applied to prepay the Note, (4) Capital Expenditures, (5) Debt Service, and (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant.

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"Operating Income" shall mean, for any period, all income of Borrower during such period from the use, ownership or operation of the Property, including:

(a)      all amounts payable to Borrower by any Person as Rent and other amounts under Leases or other agreements relating to the Property;

(b)      business interruption insurance proceeds allocable to the applicable reporting period; and

(c)      all other amounts which in accordance with GAAP, are included in Borrower's annual financial statements as operating income attributable to the Property.

Notwithstanding the foregoing, Operating Income shall not include (a) any Award or Insurance Proceeds (other than business interruption and/or rental loss insurance proceeds and only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of the Property, (c) any Rent attributable to a Lease prior to the date in which the Tenant thereunder has taken occupancy or in which the actual payment of rent is required to commence thereunder, (d) any item of income otherwise included in Operating Income but paid directly by any Tenant to a Person other than Borrower as an offset or deduction against Rent payable by such Tenant, provided such item of income is for payment of an item of expense (such as payments for utilities paid directly to a utility company) and such expense is otherwise excluded from the definition of Operating Expenses pursuant to clause "(6)" of the definition thereof and (e) security deposits, utility deposits and other deposits received from Tenants until forfeited or applied. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.

"Operations Agreements " shall mean any covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property, together with all amendments, modifications or supplements thereto.

"Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

"Other Obligations" shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

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"Outstanding Principal Balance" shall mean, as of any date, the outstanding principal balance of the Loan.

"Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

"Permitted Encumbrances " shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges imposed by any Governmental Authority not yet due or delinquent, (iv) any workers', mechanics' or other similar Liens on the Property provided that any such Lien is bonded or discharged within thirty (30) days after Borrower first receives written notice of such Lien or which is being contested in good faith in accordance with the requirements of Section 4.3 and (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's reasonable discretion including the Condominium Declaration.

"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Physical Conditions Report" shall mean that certain Property Condition Report, prepared by EBI Consulting and dated as of October 31, 2013.

"Prepayment Fee" shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) four percent (4%) of the unpaid Outstanding Principal Balance as of the Repayment Date.

"Prepayment Notice" shall mean a prior written notice to Lender specifying the proposed Business Day on which a prepayment of the Debt is to be made pursuant to Section 2.4 hereof, which date shall be no earlier than thirty (30) days after the date of such Prepayment Notice and no later than sixty (60) days after the date of such Prepayment Notice.

"Property" shall mean the parcel of real property described on Exhibit A attached hereto and made a part hereof, the Condominium Units, the Common Elements and the Improvements now or hereafter erected or installed thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property, the Condominium Units and Improvements, all as more particularly described in the Granting Clauses of the Mortgage.

"Qualified Manager" shall mean (i) the Manager as of the Closing Date, (ii) so long as Borrower is Controlled by Guarantor, a property management company owned and/or Controlled by Guarantor or (iii) an Unaffiliated Qualified Manager.

"Qualified Transferee" shall mean a transferee for whom, prior to the Transfer, Lender shall have received: (x) evidence that the proposed transferee (1) has never been indicted or convicted of, or plead guilty or no contest to, a felony, (2) has never been indicted or convicted of, or plead guilty or no contest to, a Patriot Act Offense and is not on any Government List, (3) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding and (4) has no material outstanding judgments against such proposed transferee and (y) if the proposed transferee will obtain Control of or obtain a direct or indirect ownership interest of 10% or more in Borrower as a result of such proposed transfer, a credit check against such proposed transferee that is reasonably acceptable to Lender.

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"Rating Agencies" shall mean any nationally-recognized statistical rating organization (e.g. S&P, Moody's, Fitch, DBRS, Inc. or any successor thereto) that has been or will be engaged by Lender or its designees in connection with, or in anticipation of, a Securitization.

"Rating Agency Confirmation" shall mean a written affirmation from each of the Rating Agencies that rated the Securities that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

"Regulation AB" shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation AB may be amended from time to time.

"Related Loan" shall mean a loan to an Affiliate of Borrower or Guarantor or secured by a Related Property, that is included in a Securitization with the Loan, and any other loan that is cross-collateralized with the Loan.

"Related Property" shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is "related" within the meaning of the definition of Significant Obligor, to the Property.

"REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

"Rents" shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their respective agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their respective agents or employees, and Insurance Proceeds, if any, from business interruption or other loss of income insurance, but only to the extent such Insurance Proceeds are treated as business or rental interruption Insurance Proceeds pursuant to Section 5.4(f) hereof.

"Repayment Date" shall mean the date of a defeasance or prepayment (as applicable) of the Loan pursuant to the provisions of Section 2.4 hereof.

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"Reserve Funds" shall mean, collectively, all funds deposited by Borrower with Lender or Deposit Bank pursuant to Article 6 of this Agreement, including, but not limited to, the Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Required Repairs Funds, the Casualty and Condemnation Funds and the Cash Collateral Funds.

"Restoration" shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

"Restoration DSCR" shall mean, as of any date of determination, the ratio of (a) the Underwritten Net Cash Flow of the Property, based on Rents in place (annualized and including rental loss insurance proceeds) and expenses on a pro forma basis, to (b) an amount equal to twelve (12) times the Monthly Debt Service Payment Amount.

"S&P" shall mean Standard & Poor' s Ratings Group, a division of the McGraw-Hill Companies.

"Significant Obligor" shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

"State" shall mean Michigan.

"Stated Maturity Date" shall mean January 6, 2024.

"Survey" shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

"Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

"Tenant" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

"Term" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

"Title Insurance Policy" shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

"Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

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"TRIPRA" shall mean the Terrorism Risk Insurance Program Reauthorization Act of 2002 or any extension, renewal or replacement thereof.

"Trigger Period'' shall commence upon the occurrence of (i) an Event of Default, (ii) the commencement of a Low Debt Service Period or (iii) the commencement of a Mezzanine Trigger Period; and shall end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the Event of Default commencing the Trigger Period has been cured and such cure has been accepted by Lender (and no other Event of Default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Service Period has ended pursuant to the terms hereof or (C) with respect to a Trigger Period continuing due to clause (iii), the Mezzanine Trigger Period has ended pursuant to the terms hereof.

"Trustee" shall mean any trustee holding the Loan in a Securitization.

"UCC' or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State (with respect to fixtures), the State of New York or the state in which any of the Cash Management Accounts are located, as the case may be.

"Unaffiliated Qualified Manager" shall mean an unaffiliated property manager of the Property that (A) is a reputable, nationally or regionally recognized management company having at least five (5) years' experience in the management of similar type properties, (B) at the time of its engagement as property manager manages not less than five hundred (500) apartment units of similar quality to the Property ("Comparable Units") in the State and an aggregate of not less than five thousand (5,000) Comparable Units and (C) is not the subject of a bankruptcy or similar insolvency proceeding.

"Underwritten Net Cash Flow" shall mean, as of the end of any calendar quarter for which Underwritten Net Cash Flow is determined (or ending at such other date for which Underwritten Net Cash Flow is determined), the excess of: (a) the sum of: (i) actual in place base rents under bona fide Leases at the Property during the preceding six (6) month period, as annualized, and adjusted (if necessary) to reflect a minimum 5% vacancy factor plus (ii) actual net cash flow receipts received by Borrower from sources other than rents at the Property, to the extent such receipts are recurring in nature and properly included as Operating Income for the twelve (12) month period preceding the month in which such Underwritten Net Cash Flow is calculated; over (b) for such twelve month calculation period, Operating Expenses over such twelve months, in each case adjusted to reflect (i) exclusion of amounts received from Tenants under month-to-month Leases, to the extent such amounts exceed five percent (5%) of the aggregate Operating Income received by Borrower for the applicable annualized period, (ii) exclusion of amounts received from Tenants affiliated with Borrower or Guarantor, (iii) subtraction of an imputed capital improvement requirement amount equal to $385.00 per residential unit at the Property per annum, (iv) exclusion of (X) amounts representing non- recurring items and (Y) amounts received from non-residential Tenants not currently in occupancy and paying full, unabated rent, from non-residential Tenants affiliated with Borrower or Guarantor, from non-residential Tenants in default or in bankruptcy and from non-residential Tenants under month-to-month Leases or Leases where the term is about to expire, and (v) such other adjustments deemed necessary by Lender based upon Lender's reasonable determination of Rating Agency underwriting and evaluation criteria for securitized Loans of similar size and property type, but specifically excluding any adjustments for market rent and/or market vacancy. Lender's calculation of Underwritten Net Cash Flow shall be final absent manifest error.

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"U.S. Obligations" shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner (i) that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged and/or (b) other "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, and otherwise in compliance with all requirements of all Rating Agencies, and (ii) that are not subject to prepayment, call or early redemption.

"Yield Maintenance Amount" shall mean the present value, as of the Repayment Date, of the remaining scheduled payments of principal and interest from the Repayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid on the Repayment Date.

Section 1. Index of Other Definitions. The following terms are defined in the sections or Loan Documents as indicated below:

"Acceptable Blanket Policy" - 5.1.1(c)

"Accounts" - 6.1

"Act" - Schedule V

"Agreement" - Introductory Paragraph

"Applicable Taxes" - 10.24 "Approved

Annual Budget" - 4.9.5

"Approved Extraordinary Operating Expense" - 4.9.6
"Available Cash" - 6.12.1

"Borrower" - Introductory Paragraph

"Borrower's Recourse Liabilities" - 10.1

"Broker" - 10.19

"Capital Expenditure Account" - 6.5.1

"Capital Expenditure Funds" 6.5.1

"Cash Collateral Account" - 6.11

"Cash Collateral Funds" - 6.11

"Cash Management Accounts" - 6.13

"Casualty" - 5 .2

"Casualty and Condemnation Account" - 6.10

"Casualty and Condemnation Funds" - 6.10

"Casualty Consultant" - 5.4(b)(iii)

"Casualty Retainage" - 5.4(b)(iv)

"Clearing Account" - 6.1

"Clearing Bank” - 6.1

"Comparable Units" - Definition of Unaffiliated Qualified Manager

"Condemnation Proceeds" - 5.4(b)

"Debt Service Account" - Cash Management Agreement

"Defeasance Collateral" - 2.4.2(a)(iii)

"Defeasance Lockout Expiration Date" - 2.4.2(a)

"Defeasance Security Agreement" - 2.4.2(a)(iii)

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"Disclosure Document" - 9.2(a)

"Easements" - 3.1.11 "Embargoed

Person" - 4.32(c) "Endorsement" -

7.1 "Equipment" - Mortgage

"ERISA" - 4.31

"Event of Default" - 8.1 "Exchange

Act" - 9.2(a) "Exchange Act Filing" -

9.1(d)

"Extraordinary Operating Expense" - 4.9.6

"Government Lists" - 4.32(b) "Improvements" -

Mortgage

"Indemnified Liabilities" - 4.30

"Initial Interest Period' - 2.3.1

"Insurance Account" - 6.4.1

"Insurance Funds" - 6.4.1

"Insurance Premiums" - 5.1.1(b)

"Insurance Proceeds" - 5.4(b)

"Intellectual Property" - 3.1.33

"Interest Period' - 2.3.2

"Lender" - Introductory Paragraph

"Lender Group" - 9.2(b)

"Liabilities" - 9.2(b)

"Licenses" - 3.1.9

"Liquidated Damages Amount" - 2.4.5(b)

"Monthly Interest Payment Amount" - 2.3.1

"Net Proceeds" - 5.4(b)

"Net Proceeds Deficiency" - 5.4(b)(vi)

"New Mezzanine Loan" - 9.3.2

"New Mezzanine Loan Borrower" - 9.3.2

"Note" - 2.1.3

"Notice" - 10.6

"OFAC' - 4.32(b)

"Patriot Act Offense" - 4.32(b)

"Permitted Indebtedness" - 4.21

"Permitted Investments" - Cash Management Agreement

"Permitted Transfer" - 7.2

"PML" - 5.1.l (a)

"Policies" - 5.1.1(b)

"Qualified Carrier" - 5.1.l(i)

"Release Date" - 2.4.2(a)(i)

"Required Records" - 4.9.7

"Required Repairs Account" - 6.2.1 "Required

Repairs Funds" - 6.2.1 "Required Repairs" -

6.2.1

"Review Waiver" - 10.3(b)

"Secondary Market Transaction" - 9. l(a)

"Securities" - 9.1(a)

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"Securities Act - 9.2(a)

"Securitization" - 9.l(a) "Servicer" -

10.21

"Servicing Agreement" - 10.21

"Sole Member" - Schedule V "SPC

Party" - Schedule V "Special

Member" - Schedule V

"Special Purpose Bankruptcy Remote Entity" - Schedule V

"Springing Recourse Event" - 10.1

"Successor Borrower" - 2.4.2(b) "Tax

Account" - 6.3.1

"Tax Funds" - 6.3.1

"Transfer" - 4.2

"Transfer and Assumption" - 7.1

"Transferee Borrower" - 7.1

"Underwriter Group" - 9.2(b) "Updated

Information" - 9.1(b)(i)

Section 1.3     Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision hereof or thereof. When used in this Agreement or any other Loan Document, the word "including" shall mean "including but not limited to". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

THE LOAN

Section 2.1       The Loan.

2.1.1   Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2   Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3   The Note. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Eleven Million Five Hundred Thousand and No/100 Dollars ($11,500,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "Note") and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.

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2.1.4   Use of Proceeds. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Property, (ii) pay all past-due Taxes, Insurance Premiums and Other Charges, if any, in respect of the Property, (iii) make initial deposits of the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, and (v) to the extent any proceeds remain after satisfying clauses (i) through (iv) above, for such lawful purpose as Borrower shall designate.

Section 2.2        Interest Rate.

2.2.1   Interest Rate. Interest on the Outstanding Principal Balance shall accrue throughout the Term at the Interest Rate.

2.2.2   Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent not prohibited by applicable law, all other portions of the Debt, shall accrue interest at the Default Rate, calculated from the date such payment was due or such Default shall have occurred without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect, to the extent not prohibited by applicable law.

2.2.3   Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (A) the actual number of days elapsed in the period for which the calculation is being made by (B) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate expressed as an annual rate divided by 360) by (C) the Outstanding Principal Balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

2.2.4   Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, the Interest Rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3       Loan Payments.

2.3.1   Payments. On the date hereof, Borrower shall pay interest on the unpaid Outstanding Principal Balance from the Closing Date through and including January 5, 2014 (the "Initial Interest Period''). On February 6, 2014 and each Monthly Payment Date thereafter through and including the Monthly Payment Date immediately preceding the Amortization Commencement Date, Borrower shall make a payment of interest on the Outstanding Principal Balance accrued at the Interest Rate during the Interest Period immediately preceding such Monthly Payment Date (the "Monthly Interest Payment Amount "). On the Amortization Commencement Date and each Monthly Payment Date thereafter during the Tem1, Borrower shall make a payment of principal and interest equal to the Monthly Debt Service Payment Amount. The Monthly Debt Service Payment Amount shall be applied first to accrued and unpaid interest and the balance to the Outstanding Principal Balance. Borrower shall also pay to Lender all amounts required in respect of Reserve Funds as set forth in Article 6 hereof.

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2.3.2   Payments Generally. After the Initial Interest Period, each interest accrual period thereafter (each, an "Interest Period") shall commence on the sixth (6th) day of each calendar month during the Term and shall end on and include the fifth (5th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Lender shall have the right from time to time, in its sole discretion, upon not less than fifteen (15) days prior written notice to Borrower, to change the Monthly Payment Date to a different calendar day and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period accordingly. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.3   Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.4   Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (other than the Outstanding Principal Balance due and payable on the Maturity Date) is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.3.5   Method and Place of Payment.

(a)   Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or at such other place as Lender shall from time to time designate by notice, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

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(b)   Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

(c)   All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4        Prepayments.

2.4.1    Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Stated Maturity Date.

2.4.2    Defeasance.

(a)    Conditions to Defeasance. Provided no Event of Default has occurred and is continuing, at any time after the date which is the earlier of (A) two (2) years after the "startup day," within the meaning of Section 8600(a)(9) of the Code, of the final "real estate mortgage investment conduit," established within the meaning of Section 860D of the Code, that holds any note that evidences all or any portion of the Loan or (B) three (3) years after the date hereof (the "Defeasance Lockout Expiration Date"), Borrower may cause the release of the Property (in whole but not in part) from the Lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions:

(i)               not less than sixty (60) days prior written notice shall be given to Lender specifying a date (the "Release Date") on which the Defeasance Collateral is to be delivered;

(ii)              all accrued and unpaid interest and all other sums due and payable under the Note and under the other Loan Documents up to the Release Date (together with, in the event such Release Date is not on a Monthly Payment Date, all interest that would have accrued on the Outstanding Principal Balance up to the next Monthly Payment Date), including, without limitation, all costs and expenses incurred by Lender or its agents in connection with such release (including, without limitation, the fees and expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement and related documentation), shall be paid in full on or prior to the Release Date; and

(iii)             Borrower shall deliver to Lender on or prior to the Release Date:

(A)	an amount equal to that which is sufficient to purchase U.S. Obligations that provide for payments (1) on or prior to, but as close as possible to and including, all successive scheduled Monthly Payment Dates after the Release Date through the Open Prepayment Date, and (2) in amounts equal to or greater than the Monthly Debt Service Payment Amount through and including the Open Prepayment Date together with payment in full of the Outstanding Principal Balance as of the Open Prepayment Date (the "Defeasance Collateral” ), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing granting of such security interests;

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(B)	a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the "Defeasance Security Agreement"), which shall provide, among other things, that any payments generated by the Defeasance Collateral shall be paid directly to Lender and applied by Lender in satisfaction of all amounts then due and payable hereunder and any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrower hereunder or under the Note shall be refunded to Borrower promptly after each Monthly Payment Date;

(C)	a certificate of Borrower certifying that all of the requirements set forth in this Section 2.4.2 have been satisfied;

(D)	an opinion of counsel for Borrower in form and substance and delivered by counsel reasonably satisfactory to Lender in its sole discretion stating, among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower (and Successor Borrower, as applicable) in accordance with its terms; and (2) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such defeasance;

(E)	at Lender's request, a Rating Agency Confirmation from each applicable Rating Agency or each such Rating Agency as is required by Lender;

(F)	a certificate from a firm of independent public accountants acceptable to Lender certifying that the Defeasance Collateral is sufficient to satisfy the provisions of Section 2.4.2(a)(iii)(A) above;

(G)	such other certificates, documents or instruments as Lender may reasonably require; and

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(H)	in connection with the conditions set forth above in this Section 2.4.2(a)(iii), Borrower hereby appoints Lender as its agent and attorney in fact for the purpose of using the amounts delivered pursuant to Section 2.4.2(a)(iii)(A) above to purchase the Defeasance Collateral.

(b)       Successor Borrower. Upon the defeasance of the Loan under this Section 2.4.2, Borrower may, or at option of Lender shall, assign all of its Obligations, together with the pledged Defeasance Collateral, to a successor entity designated by Lender in its sole discretion or, at the option of Lender, designated by Borrower and approved by Lender (in each case, the "Successor Borrower"). Lender shall have the right to establish or designate the Successor Borrower and to purchase, or cause to be purchased, the Defeasance Collateral, which rights may be exercised in Lender's sole discretion and shall be retained by the Lender named herein notwithstanding the transfer or securitization of the Loan. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower's Obligations and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (i) deliver to Lender an opinion of counsel in form and substance and delivered by counsel reasonably satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (ii) pay all reasonable out-of-pocket costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Additionally, Borrower shall pay all costs and expenses incurred by Successor Borrower, including reasonable attorneys' fees and expenses, incurred in connection therewith. Upon such assumption, Borrower shall be relieved of its Obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those Obligations which are specifically intended to survive the termination, satisfaction or assignment of this Agreement or the exercise of Lender's rights and remedies hereunder.

(c)       Appointment as Attorney in Fact. Upon the defeasance of the Loan in accordance with clauses (a) and (hl. of this Section 2.4.2, Borrower shall have no further right to prepay the Note pursuant to the other provisions of this Section 2.4.2 or otherwise. In connection with the conditions set forth in this Section 2.4.2, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by Borrower. Borrower shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this Section 2.4.2.

2.4.3       Open Prepayment. Notwithstanding anything to the contrary contained herein, and provided that Borrower shall deliver to Lender a Prepayment Notice, Borrower may prepay the entire Outstanding Principal Balance and any other amounts outstanding under the Note, this Agreement, or any of the other Loan Documents, without payment of the Prepayment Fee or any other prepayment premium, penalty or fee, on any Business Day on or after the Open Prepayment Date. If such prepayment is not made on a Monthly Payment Date, Borrower shall also pay interest that would have accrued on the Outstanding Principal Balance to, but not including, the next Monthly Payment Date.

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2.4.4       Mandatory Prepayments. If Lender is not obligated to make Net Proceeds available to Borrower for Restoration, on the next occurring Monthly Payment Date following the date on which (a) Lender actually receives any Net Proceeds, and (b) Lender has determined that such Net Proceeds shall be applied against the Debt, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Debt in an amount equal to one hundred percent (100%) of such Net Proceeds. Except during an Event of Default, such Net Proceeds shall be applied by Lender as follows in the following order of priority: First, to all amounts (other than principal and interest) then due and payable under the Loan Documents, including any reasonable out-of-pocket costs and expenses of Lender in connection with such prepayment); Second; accrued and unpaid interest at the Interest Rate; and Third, to principal. Notwithstanding anything herein to the contrary, so long as no Event of Default is continuing, no Prepayment Fee or any other prepayment premium, penalty or fee shall be due in connection with any prepayment made pursuant to this Section 2.4.4. Any partial principal prepayment under this Section 2.4.4 shall be applied to the last payments of principal due under the Loan.

2.4.5       Prepayments After Default.

(a)       If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower and accepted by Lender or is otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, as part of the Debt, all of:

(i) all accrued interest at the Interest Rate and, if such tender and acceptance is not made on a Monthly Payment Date, interest that would have accrued on the Debt to, but not including, the next Monthly Payment Date, (ii) an amount equal to the Prepayment Fee, and (iii) in the event the payment occurs on or prior to the Defeasance Lockout Expiration Date, the Liquidated Damages Amount.

(b)       IF DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ALL OR ANY PART OF THE LOAN IS REPAID ON OR PRIOR TO THE DEFEASANCE LOCKOUT EXPIRATION DATE, THEN BORROWER SHALL PAY TO LENDER, AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, AND IN ADDITION TO ANY AND ALL OTHER SUMS AND FEES PAYABLE UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE OUTSTANDING PRINCIPAL BALANCE BEING REPAID (THE "LIQUIDATED DAMAGES AMOUNT' ).

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Section 2.5           Release of Property.

2.5.1       Release Upon Defeasance. If Borrower has elected to defease the Note and the requirements of Section 2.4.2 have been satisfied, the Property shall be released from the Lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral pledged pursuant to the Defeasance Security Agreement shall constitute the only collateral which shall secure the Note and all other Obligations. In connection with the release of the Lien, Borrower shall submit to Lender, not less than twenty (20) days prior to the Release Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage and the other Loan Documents, including Lender's reasonable attorneys' fees. Borrower, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the Obligations, including payment in full of the Outstanding Principal Balance as of the Open Prepayment Date.

2.5.2       Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance with the terms and provisions of the Loan Documents, release the Lien of the Mortgage and the other Loan Documents. In connection with the release of the Lien, Borrower shall submit to Lender, not less than twenty (20) days prior to the Repayment Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage and the other Loan Documents, including Lender's reasonable attorneys' fees.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1           Borrower Representations. Borrower represents and warrants that, except to the extent (if any) disclosed on Schedule IV hereto with reference to a specific subsection of this Section 3.1:

3.1.1       Organization; Special Purpose. Borrower and each SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in the jurisdiction in which the Property is located and in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby. Borrower and each SPC Party is a Special Purpose Bankruptcy Remote Entity.

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3.1.2      Proceedings; Enforceability. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, any SPC Party or Guarantor including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrower, any SPC Party or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.1.3       No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower's organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower's assets or property (other than pursuant to the Loan Documents).

3.1.4       Litigation. There is no action, suit, proceeding or investigation pending or, to the best of Borrower's knowledge, threatened against Borrower, any SPC Party, Guarantor, the Manager or the Property in any court or by or before any other Governmental Authority which, if adversely determined, might materially and adversely affect the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out the transactions contemplated by this Agreement), such SPC Party, Guarantor, Manager or the condition or ownership of the Property.

3.1.5       Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would adversely affect its performance hereunder. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

3.1.6       Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

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3.1.7       Property; Title.

(a)        Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property, including, without limitation, the Condominium Units, and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Borrower's interest in the Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. There are no mechanics', materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, (b) materially and adversely affect the value of the Property, (c) impair the use or operations of the Property (as currently used), or (d) impair Borrower's ability to pay its Obligations in a timely manner.

(b)       All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

(c)        The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

(d)        No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

(e)       There are no pending or, to Borrower's best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there, to Borrower's best knowledge, any contemplated improvements to the Property that may result in such special or other assessments.

3.1.8       ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) Borrower, Guarantor and the ERISA Affiliates do not sponsor, are not obligated to contribute to, and are not themselves an "employee benefit plan," as defined in Section 3(3) of ERISA or Section 4975 of the Code, (ii) none of the assets of Borrower or Guarantor constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified in operation by Section 3(42) of ERISA, (iii) Borrower and Guarantor are not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower or Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any ERISA Affiliate maintains, sponsors or contributes to or has any obligations with respect to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer pension plan" (within the meaning of Section 3(37)(A) of ERISA). Borrower has not engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

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3.1.9       Compliance. Borrower and the Property (including, but not limited to the Improvements) and the use thereof and the Condominium Regime comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes, except as may be otherwise expressly disclosed in that certain zoning and site requirements survey prepared by The Planning and Zoning Resource Corporation and dated December 9, 2013, delivered to Lender in connection with the closing of the Loan, and the Condominium Declaration. Borrower is not in default in any material respect or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower's Obligations under any of the Loan Documents. The Property is used exclusively as a multi-family apartment complex with ancillary commercial uses and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can, to Borrower's knowledge, be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property for its current use (collectively, the "Licenses"), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

3.1.10     Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP (or such other accounting method, consistently applied, reasonably acceptable to Lender) throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

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3.1.11     Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "Easements"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid irrevocable easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

3.1.12     Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

3.1.13     Insurance. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would materially impair the coverage of any of the Policies.

3.1.14     Flood Zone. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or, if so located the flood insurance required pursuant to Section 5.1.l(a) hereof is in full force and effect with respect to the Property.

3.1.15     Physical Condition. Except as may be expressly set forth in the Physical Conditions Report, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond.

3.1.16     Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property, except those which are set forth on the Survey and insured against by the Title Insurance Policy.

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3.1.17     Leases. The rent roll attached hereto as Schedule I is true, complete and correct and the Property is not subject to any Leases other than the Leases described in Schedule I. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The Leases identified on Schedule I are in full force and effect and there are no defaults thereunder by Borrower or, to Borrower's knowledge, any Tenant beyond any applicable notice or cure period, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant. Any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant. The Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises and have commenced the payment of full, unabated rent under the Leases. Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants at the Property which have not been applied (including accrued interest thereon), all of which are held by Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements. Each Tenant under a Major Lease is, to Borrower's knowledge, free from bankruptcy or reorganization proceedings. No Tenant under any Lease (or any sublease) is an Affiliate of Borrower. The Tenants under any commercial Leases are open for business, and the Tenants under the Leases are paying full, unabated rent. There are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. At the closing of the Loan, no Tenant listed on Schedule I has, to Borrower's knowledge, assigned its Lease or sublet all or any portion of the premises demised thereby, to Borrower's knowledge, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No Tenant under any Lease has any right or option for additional space in the Improvements.

3.1.18     Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower. Borrower's tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

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3.1.19     No Fraudulent Transfer. Borrower (i) has not entered into the Loan transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is, and immediately following the making of the Loan, will be, greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower, SPC Party, Guarantor, Manager or, to Borrower's knowledge, any constituent Person of Borrower, SPC Party, Guarantor or Manager, and neither Borrower, SPC Party, Guarantor, Manager nor, to Borrower's knowledge, any constituent Person of Borrower, SPC Party, Guarantor or Manager has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, SPC Party, Guarantor, Manager nor, to Borrower's knowledge, any of their respective constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's, SPC Party's, Guarantor's or Manager's, as applicable, assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

3.1.20     Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.21     Organizational Chart. The organizational chart attached as Schedule III, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Schedule III have any ownership interest in, or right of control, directly or indirectly, in Borrower.

3.1.22     Organizational Status. Borrower's exact legal name is: BR-NPT Springing Entity, LLC. Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Borrower is organized is: Delaware. Borrower's Tax I.D. number is 46-2491430 and Borrower's Delaware Organizational I.D. number is 5316842.

3.1.23     Bank Holding Company. Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.24     No Casualty. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

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3.1.25     Purchase Options. Neither the Property nor any part thereof are subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties.

3.1.26     FIRPTA. Borrower is not a "foreign person" within the meaning of Sections 1445 or 7701 of the Code.

3.1.27     Investment Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.28     Fiscal Year. Each fiscal year of Borrower commences on January 1.

3.1.29    Other Debt. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

3.1.30     Contracts.

(a)        Borrower has not entered into, and is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.

(b)       Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on Borrower's behalf has given or received any notice of default under any of the Maim Contracts that remains uncured or in dispute as of the date hereof.

(c)       Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.

(d)       Except for the Manager under the Management Agreement, no Major Contract has as a party an Affiliate of Borrower. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

3.1.31     Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can reasonably foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

3.1.32     Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a material adverse effect on Borrower, the Property and/or Borrower's ability to pay the Debt. Borrower has no known contingent liabilities.

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3.1.33     Intellectual Property/Websites. Other than as set forth on Schedule VI, neither Borrower nor any Affiliate (i) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property (collectively, "Intellectual Property") with respect to the Property or the use or operations thereof or is (ii) is the registered holder of any website with respect to the Property (other than Tenant websites).

3.1.34    Operations Agreements. Each Operations Agreement is in full force and effect and neither Borrower nor, to Borrower's knowledge, any other party to any Operations Agreement, is in default in any material respect thereunder, and to the best of Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default in any material respect thereunder.

3.1.35    Condominium.

(a)           Borrower owns one hundred percent (100%) of the Condominium Units comprising the Property.

(b)          All of the Condominium Documents are m full force and effect, unmodified by any writing or otherwise.

(c)           Borrower has not sent or received a notice of default under any of the Condominium Documents.

(d)          All conditions of the Condominium Documents which were required to be satisfied, and all approvals which were required to be given, as of the date hereof, have been satisfied, given or waived.

(e)          No party is in default under any of the terms or prov1s10ns of the Condominium Documents and no event has occurred which with the passage of time or the giving of notice or both would constitute an event of default by Borrower under any of the Condominium Documents.

(f)           Borrower has delivered to Lender a true and correct copy of each of the Condominium Documents, certified by Borrower, together with true and correct copies of all amendments and modifications thereof.

(g)          No Common Charges or other charges, fees, assessments or reserves have been or will be collected by the Condominium Association under the Condominium Documents.

(h)          Borrower currently maintains the property insurance coverage that is required under Article IV of the condominium by-laws. Lender will be named as mortgagee on all such property insurance policies.

(i)           All of the directors and officers of the Board of Directors are listed on Schedule VII attached hereto. All of the directors and officers of the Board of Directors have been appointed by Borrower.

G)           Borrower has made and will, pursuant to the terms hereof, continue to make all payments of Taxes and Other Charges.

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(k)          The Condominium Association has not been nor will it be active or operational, and the Property has been and will continue to be operated as a multi-family rental apartment complex without regard to any condominium formalities.

3.1.36     Intentionally Omitted.

3.1.37     Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

Section 3.2           Survival of Representations. The representations and warranties set forth in Section 3.1 and elsewhere in this Agreement and the other Loan Documents shall (i) survive until the Obligations have been paid and performed in full and (ii) be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 4

BORROWER COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

Section 4.1            Payment and Performance of Obligations. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

Section 4.2           Due on Sale and Encumbrance; Transfers of Interests. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners and members, as applicable, and principals of Borrower in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property. Therefore, without the prior written consent of Lender, but, in each instance, subject to the provisions of Article 7, neither Borrower nor SPC Party nor any other Person having a direct or indirect ownership or beneficial interest in Borrower or SPC Party shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer the Property or any part thereof, or any interest, direct or indirect, in Borrower or any SPC Party, whether voluntarily or involuntarily (a "Transfer"). A Transfer within the meaning of this Section 4.2 shall be deemed to include (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower for the leasing of all or a substantial part of the Property for any purpose other than the actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if Borrower, Guarantor or any general partner, managing member or controlling shareholder of Borrower or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock; (iv) if Borrower, SPC Party, Guarantor or any general partner, managing member or controlling shareholder of Borrower, SPC Party, or Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower or any SPC Party; and (vi) the sale or pledge of any Condominium Unit.

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Section 4.3           Liens. Borrower shall not create, incur, assume or permit to exist any Lien on any direct or indirect ownership interest in Borrower or any SPC Party or any portion of the Property, except for the Permitted Encumbrances. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Liens, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Liens, together with all costs, interest and penalties which may be payable in connection therewith; (v) to insure the payment of such Liens, Borrower shall deliver to Lender either (A) cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount from a surety acceptable to Lender in its reasonable discretion, (vi) failure to pay such Liens will not subject Lender to any civil or criminal liability, (vii) such contest shall not affect the ownership, use or occupancy of the Property, and (viii) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (vii) of this Section 4.3. Lender may pay over any such cash or other security held by Lender under this Section 4.3 to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

Section 4.4           Special Purpose. Without in any way limiting the provisions of this Article 4, each of Borrower and each SPC Party shall at all times be a Special Purpose Bankruptcy Remote Entity. Neither Borrower nor any SPC Party shall directly or indirectly make any change, amendment or modification to its or such SPC Party's organizational documents, or otherwise take any action which could result in Borrower or any SPC Party not being a Special Purpose Bankruptcy Remote Entity.

Section 4.5           Existence; Compliance with Legal Requirements. Each of Borrower and each SPC Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, permits, franchises and all applicable governmental authorizations necessary for the operation of the Property and comply with all Legal Requirements applicable to it and the Property.

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Section 4.6           Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower need not pay Taxes directly nor furnish such receipts for payment of Taxes to the extent that funds to pay for such Taxes have been deposited into the Tax Account pursuant to Section 6.3). Borrower shall not permit or suffer, and shall promptly discharge, any Lien or charge against the Property with respect to Taxes and Other Charges, and shall promptly pay (or cause to be paid) for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; (vi) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, (vii) failure to pay such Taxes or Other Charges will not subject Lender to any civil or criminal liability, (viii) such contest shall not affect the ownership, use or occupancy of the Property, and (ix) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (viii) of this Section 4.6. Lender may pay over any such cash or other security held by Lender under this Section 4.6 to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated cancelled or lost or there shall be any dariger of the Lien of the Mortgage being primed by any related Lien.

Section 4.7 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against the Property, Borrower, Manager, any SPC Party or Guarantor which might materially adversely affect the Property or Borrower's, Manager's, such SPC Party's or Guarantor's condition (financial or otherwise) or business (including Borrower's ability to perform its Obligations hereunder or under the other Loan Documents).

Section 4.8  Title to the Property. Borrower shall warrant and defend (a) its title to the Property and every part thereof, subject only to Permitted Encumbrances and (b) the validity and priority of the Liens of the Mortgage, the Assignment of Leases and this Agreement on the Property, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

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Section 4.9            Financial Reporting.

4.9.1       Generally. Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP (or such other accounting method, consistently applied, reasonably acceptable to Lender), and, to the extent required under Section 9.1 hereof, the requirements of Regulation AB, reflecting the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time during normal business hours upon reasonable notice (which may be given verbally) to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and rec_ords and to make such copies or extracts thereof as Lender shall desire. During the continuance of an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

4.9.2       Quarterly Reports. Not later than forty-five (45) days following the end of each fiscal quarter, Borrower shall deliver to Lender:

(i)              unaudited financial statements, internally prepared on an accrual basis including a balance sheet and profit and loss statement as of the end of such quarter and for the corresponding quarter of the previous year, and a statement of revenues and expenses for such quarter and the year to date, and a comparison of the year to date results with (i) the results for the same period of the previous year, (ii) the results that had been projected by Borrower for such period and (iii) the Annual Budget for such period and the Fiscal Year. Such statements for each quarter shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower, (B) that as of the date of such Officer's Certificate, no Event of Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Event of Default and the action then being taken by Borrower or proposed to be taken to remedy such Event of Default, (C) that as of the date of each Officer's Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $500,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual Operating Expenses were greater than or less than the Operating Expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

(ii)             a true, correct and complete rent roll for the Property, dated as of the last month of such fiscal quarter, showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding calendar quarter, the current annual rent for the Property, the expiration date of each Lease, whether to Borrower's knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer's Certificate certifying that, to the best of the signor's knowledge, such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past three (3) months, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

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4.9.3       Annual Reports. Borrower shall deliver to Lender:

(i)        Not later than seventy-five (75) days after the end of each Fiscal Year of Borrower's operations, unaudited financial statements, internally prepared on an accrual basis, covering the Property, including a balance sheet as of the end of such year, a statement of revenues and expenses for such year and the fourth quarter thereof, and stating in comparative form the figures for the previous Fiscal Year and the Annual Budget for such Fiscal Year, as well as the supplemental schedule of net income or loss presenting the net income or loss for the Property and occupancy statistics for the Property, and copies of all federal income tax returns to be filed. Such annual financial statements shall be accompanied by an Officer's Certificate in the form required pursuant to Section 4.9.2(i) above;

(ii)        Not later than ninety (90) days after the end of each Fiscal Year of Borrower's operations, compiled financial statements certified by an Independent Accountant in accordance with GAAP, and, to the extent required under Section 9.1 hereof, the requirements of Regulation AB, covering the Property, including a balance sheet as of the end of such year, a statement of revenues and expenses for such year and the fourth quarter thereof, and stating in comparative form the figures for the previous Fiscal Year and the Annual Budget for such Fiscal Year, as well as the supplemental schedule of net income or loss presenting the net income or loss for the Property and occupancy statistics for the Property. Such annual financial statements shall be accompanied by an Officer's Certificate in the form required pursuant to Section 4.9.2(i) above; and

(iii)       Not later than ninety (90) days after the end of each Fiscal Year of Borrower's operations, an annual summary of any and all Capital Expenditures made at the Property during the prior twelve (12) month period.

4.9.4       Other Reports.

(a)       Borrower shall deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower, a copy of all reports prepared by Manager pursuant to the Management Agreement, including, without limitation, the Annual Budget and any inspection reports.

(b)       Borrower shall, within ten (10) Business Days after request by Lender or, if all or part of the Loan is being or has been included in a Securitization, by the Rating Agencies, furnish or cause to be furnished to Lender and, if applicable, the Rating Agencies, in such manner and in such detail as may be reasonably requested by Lender or the Rating Agencies, such reasonable additional information as may be reasonably requested with respect to the Property.

(c)        Borrower shall submit to Lender the financial data and financial statements required, and within the time periods required, under clauses (f) and (g) of Section 2.J., if and when available.

4.9.5       Annual Budget. Borrower shall submit to Lender by December 1 of each year the Annual Budget for the succeeding Fiscal Year. Lender shall have the right to approve each Annual Budget (which approval shall not be unreasonably withheld so long as no Event of Default is continuing). Annual Budgets approved by Lender shall hereinafter be referred to as an "Approved Annual Budget". Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender to reflect actual increases in Debt Service, Taxes, Other Charges, Insurance Premiums and utilities expenses). Neither Borrower nor Manager shall change or modify the Approved Annual Budget without the prior written consent of Lender not to be unreasonably withheld so long as no Event of Default is continuing. During the continuance of a Trigger Period, Lender may require Borrower, on a quarterly basis, to furnish to Lender for approval (which approval shall not be unreasonably withheld provided no Event of Default exists) an updated Annual Budget. Lender hereby approves the Annual Budgets submitted to Lender for Fiscal Years 2013 and 2014, copies of which have previously been delivered by Borrower to Lender and are attached hereto as Exhibit C.

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4.9.6       Extraordinary Operating Expenses. During the continuance of a Trigger Period, in the event that Borrower incurs an extraordinary operating expense not set forth in the Approved Annual Budget (each an "Extraordinary Operating Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Operating Expense for Lender's approval. Any Extraordinary Operating Expense approved by Lender (such approval not to be unreasonably withheld so long as no Event of Default is continuing) is referred to herein as an ("Approved Extraordinary Operating Expense"). Any funds distributed to Borrower for the payment of Approved Extraordinary Operating Expenses pursuant to Section 6.12.1 shall be used by Borrower only to pay for such Approved Extraordinary Operating Expenses or reimburse Borrower for such Approved Extraordinary Operating Expenses, as applicable.

4.9.7       Breach. If Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the "Required Records ") required by this Section 4.9 within thirty (30) days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender's option and in its discretion, an amount equal to $2,500 for each Required Record that is not delivered; provided Lender has given Borrower at least fifteen (15) days prior notice of such failure. In addition, thirty (30) days after Borrower's failure to deliver any Required Records, Lender shall have the option, upon fifteen (15) days' notice to Borrower, to gain access to Borrower's books and records and prepare or have prepared, at Borrower's expense, any Required Records not delivered by Borrower.

Section 4.10        Access to Property. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally), subject to the rights of Tenants under Leases. Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property, subject to the rights of Tenants under Leases.

Section 4.11         Leases.

4.11.1     Generally. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect and not previously furnished to Lender. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm's length transactions with bona fide, independent third-party Tenants (provided, however, that Borrower may lease up to eight (8) residential units at the Property in the ordinary course of business to employees of Borrower or Manager on non-market terms). Upon request, Borrower shall deliver to Lender copies of any Leases or renewals, amendments or modifications of any Lease entered into after the Closing Date, together with Borrower's certification that such Lease (or such renewal, amendment or modification) was entered into in accordance with the terms of this Agreement.

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4.11.2     Approvals.

(a)        Subject to Section 4.11.2(b) below, Borrower shall not enter into a proposed Major Lease or a proposed renewal, extension or modification of an existing Major Lease (excluding extensions pursuant to stated extension rights granted to Tenants in its Major Lease) without the prior written consent of Lender not to be unreasonably withheld.

(b)       Provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases shall not be subject to the approval of Lender provided (i) the proposed lease would not be a Major Lease or the existing Lease as amended or modified or the renewal Lease would not be a Major Lease and (ii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (A) shall provide for net effective rental rates comparable to existing local market rates, (B) with respect to non-residential Leases (or proposed non-residential Leases), shall provide for automatic self-operative subordination to the Mortgage, (C) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non- disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect, (D) shall be written substantially in accordance with the standard form of lease which shall have been approved by Lender, and (E) with respect to residential Leases, shall have a term (together with all extension and renewal options) of not less than six (6) months nor more than two (2) years. Upon Lender's request, Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence within ten (10) days after Lender's request for a copy of such Lease.

(c)       Borrower shall not permit or consent to any assignment or sublease of any Major Lease without Lender's prior written approval (other than assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of Borrower). Lender, at Borrower's sole cost and expense, shall execute and deliver its standard form of subordination, non-disturbance and attornment agreement to Tenants under any future Major Lease approved by Lender upon request, with such commercially reasonable changes as may be requested by such Tenants and which are acceptable to Lender.

(d)      Borrower shall have the right, without the consent or approval of Lender, to terminate or accept a surrender of any Lease that is not a Major Lease so long as such termination or surrender is (i) by reason of a tenant default and (ii) in a commercially reasonable manner to preserve and protect the Property.

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4.11.3    Covenants. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Lender's prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment oflessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall not alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the Tenant or increase the obligations of the lessor. Upon request, Borrower shall furnish Lender with executed copies of all Leases. Borrower shall promptly send copies to Lender of all written notices of material default which Borrower shall receive under the Leases from Tenants.

4.11.4     Security Deposits. All security deposits of Tenants, whether held in cash or any other form, shall be held in compliance with all Legal Requirements and shall not be commingled with any other funds of Borrower. During the continuance of an Event of Default, Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, cause all such security deposits (and any interest theretofore earned thereon) to be transferred into the Deposit Account (which shall then be held by Deposit Bank in a separate Account), which shall be held by Deposit Bank subject to the terms of the Leases. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower's compliance with the foregoing.

Section 4.12         Repairs; Maintenance and Compliance; Alterations.

4.12.1     Repairs; Maintenance and Compliance. Borrower shall at all times maintain, preserve and protect any franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 4.12.2 below and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower shall promptly comply with all Legal Requirements and immediately cure properly any known, material violation of a Legal Requirement. Borrower shall notify Lender in writing within three (3) Business Days after Borrower first receives notice of any such non-compliance. Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged (subject to the terms contained in Article V), worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

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4.12.2     Alterations. Borrower may, without Lender's consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower's financial condition or the value or net operating income of the Property and (iii) are in the ordinary course of Borrower's business. Borrower shall not perform any Material Alteration without Lender's prior written consent. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration and as additional security for Borrower's Obligations under the Loan Documents, which security may be any of the following: (i) cash, (ii) a Letter of Credit, (iii) U.S. Obligations, (iv) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (v) a completion bond. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such Material Alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold, and Lender may apply such security from time to time at the option of Lender to pay for such Material Alterations. Upon substantial completion of any Material Alteration, Borrower shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. If Borrower has provided cash security, as provided above, such cash shall be released by Lender to fund such Material Alterations, and if Borrower has provided non-cash security, as provided above, except to the extent applied by Lender to fund such Material Alterations, Lender shall release and return such security upon Borrower's satisfaction of the requirements of the preceding sentence.

Section 4.13         Approval of Major Contracts. Borrower shall be required to obtain Lender's prior written approval of any and all Major Contracts affecting the Property, which approval may be granted or withheld in Lender's sole discretion.

Section 4.14          Property Management.

4.14.1     Management Agreement. Borrower shall (i) cause Manager to manage the Property in accordance with the Management Agreement, (ii) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (iii) promptly notify Lender of any default under the Management Agreement of which it is aware, (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed beyond any applicable notice and cure period, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

4.14.2     Prohibition Against Termination or Modification. Borrower shall not (i) surrender, terminate, cancel, modify, renew or extend the Management Agreement, (ii) enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, (iii) consent to the assignment by the Manager of its interest under the Management Agreement, or (iv) waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new property manager such consent may be conditioned upon Borrower delivering a Rating Agency Confirmation from each applicable Rating Agency as to such new property manager and management agreement. Notwithstanding the foregoing, however, provided no Event of Default is continuing, the approval of Lender and the Rating Agencies shall not be required with respect to the appointment of a Qualified Manager. Ifat any time Lender consents to the appointment of a new property manager or a Qualified Manager is appointed, such new property manager (including a Qualified Manager) and Borrower shall, as a condition of Lender's consent where same is required hereunder, execute (i) a management agreement in form and substance reasonably acceptable to Lender, and (ii) a subordination of management agreement in a form reasonably acceptable to Lender.

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4.14.3    Replacement of Manager. Lender shall have the right to require Borrower to replace the Manager with (x) an Unaffiliated Qualified Manager selected by Borrower or (y) another property manager chosen by Borrower and approved by Lender (provided, that such approval may be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new property manager and management agreement) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an Event of Default, (ii) if at any time the Debt Service Coverage Ratio falls below 1.05:1.00, as determined by Lender, (iii) if Manager shall be in default under the Management Agreement beyond any applicable notice and cure period, (iv) if Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (v) if at any time the Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

Section 4.15         Performance by Borrower; Compliance with Agreements.

(a)       Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior consent of Lender.

(b)       Borrower shall at all times comply in all material respects with all Operations Agreements. Borrower agrees that without the prior written consent of Lender, Borrower will not amend or modify in any material respect or terminate any of the Operations Agreements.

Section 4.16         Licenses; Intellectual Property; Website.

4.16.1     Licenses. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as a multi-family apartment complex. Borrower shall not transfer any Licenses required for the operation of the Property.

4.16.2     Intellectual Property. Borrower shall keep and maintain all Intellectual Property relating to the use or operation of the Property and all Intellectual Property shall be held by and (if applicable) registered in the name of Borrower or Manager. Borrower shall not Transfer or let lapse any Intellectual Property without Lender's prior consent.

4.16.3     Website. Any website with respect to the Property (other than Tenant websites) shall be maintained by or on behalf of Borrower and any such website shall be registered in the name of Borrower. Borrower shall not Transfer any such website without Lender's prior consent.

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Section 4.17          Further Assurances. Borrower shall, at Borrower's sole cost and expense:

(a)        furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b)        cure any defects in the execution and delivery of the Loan Documents and execute and deliver, or cause to be executed and delivered, to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to correct any omissions in the Loan Documents and/or to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require; and

(c)        do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender may reasonably require from time to time.

Section 4.18         Estoppel Statement.

(a)       After request by Lender, Borrower shall within seven (7) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Note, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment and performance of the Obligations, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b)       Borrower shall deliver to Lender, upon request, an estoppel certificate from the Condominium Association in form and substance reasonably satisfactory to Lender.

Section 4.19         Notice of Default. Borrower shall promptly advise Lender of the occurrence of any Default or Event of Default of which Borrower has knowledge.

Section 4.20        Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 4.21         Indebtedness. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than (i) the Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of two percent (2%) of the original amount of the Outstanding Principal Balance and (C) are paid within sixty (60) days of the date incurred (collectively, "Permitted Indebtedness ").

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Section 4.22        Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

Section 4.23        Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer Borrower or any SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Borrower or such SPC Party would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of formation or operating agreement of Borrower or such SPC Party, in each case without obtaining the prior consent of Lender.

Section 4.24       Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

Section 4.25        Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners, members or shareholders, as applicable, of Borrower except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

Section 4.26        No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

Section 4.27        Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

Section 4.28        Change of Name, Identity or Structure. Borrower shall not change Borrower's name, identity (including its trade name or names) or convert from a limited liability company structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and without first obtaining the prior written consent of Lender. Borrower shall deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

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Section 4.29         Costs and Expenses.

(a)            Except as otherwise expressed herein or in any of the other Loan Documents, Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements (except to the extent expressly set forth in Section 10.21(a) hereof); (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (except to the extent expressly set forth in Section 10.21(a) hereof); (iii) the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Property and the Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Servicer (except to the extent expressly set forth in Section 10.21) or, if a Securitization has occurred, the Rating Agencies (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization) in connection with the Loan or any modification thereof; and (ix) enforcing any Obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

(b)           In addition, in connection with any Rating Agency Confirmation, Review Waiver or other Rating Agency consent, approval or review requested or required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

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(c)            Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within ten (10) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 4.29 shall (i) become part of the Obligations, (ii) be secured by the Loan Documents and (iii) survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

Section 4.30         Indemnity. Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) any failure of the Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from (x) the gross negligence, illegal acts, fraud or willful misconduct of Lender or (y) matters first arising from and after the date Lender takes title to the Property by foreclosure or deed in lieu thereof. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

Section 4.31         ERISA.

(a)           Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non- exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code.

(b)           Borrower's covenant in clause (a) above is based on the assumption that no portion of the assets used by Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a "benefit plan investor" as defined in Section 3(42) of ERISA and with respect to which Borrower is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975 of the Code), unless the conditions of an available prohibited transaction exemption are satisfied.

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(c)           Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any "Plan" or any "Welfare Plan" or permit the assets of Borrower to become "plan assets," within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.

(d)           Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower and Guarantor are not and do not maintain an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) Borrower and Guarantor are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower and Guarantor do not constitute "plan assets" within the meaning of 29 C.F.R §2510.3-101 as modified in application by Section 3(42) of ERISA of any "benefit plan investor" as defined in Section 3(42) of ERISA.

Section 4.32         Patriot Act Compliance.

(a)           Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower's compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.

(b)           Neither Borrower nor, to Borrower's best knowledge, any owner of a direct or indirect interest in Borrower (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term "Government Lists" means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control ("OFAC” ), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now or hereafter included in "Government Lists” or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now or hereafter included in "Government Lists".

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(c)           At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by applicable law (each, an "Embargoed Person"), or the Loan made by Lender would be in violation of applicable law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by applicable law or the Loan would be in violation of applicable law.

Section 4.33         Condominium Regime.

(a)           Borrower shall comply with all terms, conditions and covenants of the Condominium Declaration and all by-laws, rules and regulations promulgated or otherwise existing (collectively, the "Condominium Rules") with respect to the "North Park Towers", a condominium (the "Condominium Regime ") established pursuant to the Condominium Declaration, as those are in force and effect.

(b)           Borrower shall not, without Lender's prior written consent (not to be unreasonably withheld), modify, amend, supplement or in any other manner change the terms, conditions and covenants of the Condominium Declaration or the Condominium Rules in any material respect.

(c)           Borrower shall promptly deliver to Lender a true and full copy of each and every written notice of default or notice requiring the performance of any act by Borrower received by Borrower with respect to any obligation of Borrower under the provisions of the Condominium Declaration or the Condominium Rules.

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(d)           Borrower shall not, except with the prior written consent of Lender, (i) institute any action or proceeding for partition of the Condominium Regime; (ii) vote for or consent to any modification of, amendment to or relaxation in the enforcement of any provision of the Condominium Declaration or the Condominium Rules; (iii) in the event of damage to or destruction of the Improvements, vote in opposition to a motion to repair, restore, or rebuild; (iv) notwithstanding anything contained in the Condominium Declaration or the Condominium Rules to the contrary, subdivide any of the Condominium Units or (v) sell or transfer title to any of the Condominium Units.

(e)           In each and every case in which, under the prov1s1ons of the Condominium Declaration or the Condominium Rules, the consent or the vote of the owners of Condominium Units is required, Borrower shall not vote or give such consent so as to impair the lien of the Mortgage or the security therefor without, in each and every case, the prior written consent of Lender.

(f)            Intentionally omitted.

(g)           In the event of the failure of Borrower to perform any of its obligations relating to the Property under the Condominium Declaration or Condominium Rules within a period of five (5) Business Days (unless the Board of Directors requires sooner performance) after notice from the Board of Directors or from Lender, or in the case of any such default which cannot with due diligence be cured or remedied within such period, if Borrower fails to proceed promptly after such notice to cure or remedy the same with due diligence, then in any such case, Lender may from time to time at its option, but without any obligation so to do, cure or remedy any such default of Borrower (Borrower hereby authorizing Lender to enter upon the Property as may be necessary for such purposes), and all sums expended by Lender for such purposes, including reasonable counsel fees, shall be added to the Debt, shall become due and payable and shall bear interest until repaid at the Default Rate and shall be added to the Debt; provided, however, that the failure of Borrower to cure such default within such five (5) Business Day Period, or, in the case in which such default cannot be cured within such five (5) Business Day period, provided Borrower has commenced to cure such default and is diligently pursuing same to completion, such additional time as is needed to so complete, shall not constitute an Event of Default unless same would be a default allowing the exercise of remedies by the Board of Directors under the Condominium Rules.

(h)           At any time during the continuance of an Event of Default, Lender shall have the right, in addition to all other rights and remedies available to Lender under the other Loan Documents and without further notice or demand, to take control of and exercise all of the Condominium Rights, and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in the State (it being expressly acknowledged that prior to the occurrence of an Event of Default, Borrower shall have all right to exercise, take and perform all actions required of Borrower under the Condominium Documents without Lender's consent). Furthermore, at any time during the continuance of an Event of Default, Lender may, but shall not be obligated to, assume all of the obligations of Borrower under the Condominium Documents. Such assumption, however, shall not relieve Borrower of its obligations under the Condominium Documents and Borrower shall remain liable for all reasonable costs and expenses incurred in connection with the performance of its obligations under the Condominium Documents and, in this regard, all such costs and expenses incurred by Lender shall be immediately due and payable by Borrower to Lender on demand and, if not so paid, shall be added to the Outstanding Principal Balance (even if such addition results in the Outstanding Principal Balance being in excess of the face amount of the Note), shall bear interest at the Default Rate from the date paid by Lender until repaid by Borrower and shall be secured by the Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Borrower acknowledges that the Condominium Association and any other condominium or owners association created under the Condominium Documents, all owners of real property subject to the Condominium Documents and all other persons shall be entitled to rely upon Lender's written notice, recorded as hereinafter provided, that Lender has assumed all of the rights, benefits and privileges and/or all of the obligations of Borrower under the Condominium Documents without any inquiry into whether any Event of Default has occurred; and Borrower does hereby specifically authorize, instruct and direct the Condominium Association and any other condominium or owners associations, owners and other persons to recognize said assumption by Lender of all of the rights, benefits and privileges and/or all of the obligations of Borrower under the Condominium Documents following the occurrence of an Event of Default.

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(i)       Lender shall have the right at any time, but shall have no obligation, to take in its name or in the name of Borrower, or otherwise, such action as Lender may at any time or from time to time determine to be necessary to cure any default under the Condominium Documents by a Person other than Borrower or to protect the rights of Borrower or Lender thereunder. In furtherance of the foregoing, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact in Borrower's name or in Lender's name, or otherwise, to enforce all of the rights, benefits and privileges of said Borrower under the Condominium Documents. It is hereby recognized that the power of attorney herein granted is coupled with an interest and shall not be revocable. Lender shall incur no liability to Borrower if any action taken by Lender or on Lender's behalf in good faith pursuant to this assignment shall prove to be in whole or in part inadequate or invalid. Any and all costs and expenses incurred by Lender to cure any default under the Condominium Documents by a Person other than Borrower or to protect the rights of Borrower or Lender thereunder shall be immediately due and payable by Borrower to Lender on demand and, if not so paid, shall be added to the Outstanding Principal Balance (even if such addition results in the Outstanding Principal Balance being in excess of the face amount of the Note), shall bear interest at the Default Rate from the date paid by Lender until repaid by Borrower and shall be secured by the Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Borrower agrees to protect, defend, indemnify and hold Lender free and harmless from and against any and all loss, cost, liability or expense (including, but not limited to, reasonable attorneys' fees and accountants' fees) to which Lender may be exposed, or that Lender may incur, in exercising any of its rights under this Section 4.33.

(j)       Subject to all Legal Requirements, from and after the occurrence and during the continuance of an Event of Default, Lender shall have the right to require that any members (or representatives) of the Board of Directors or any other condominium or owners association created under the Condominium Documents and any officers thereof, that are in each case elected (or appointed) by Borrower tender their written resignation and Lender shall have the right to replace such member or representative with a person elected or appointed by Lender. Lender has required that all of the current members of the Board of Directors appointed by Borrower and all officers of the Condominium Association who are Affiliates, employees or agents of Borrower tender written resignations from each of them as of the date hereof. Lender may submit such written resignations to the Condominium Association at any time after the occurrence and during the continuance of an Event of Default, and Borrower shall cooperate with Lender in all respects to replace said directors and officers affiliated with Borrower with directors and officers of Lender's choosing. In addition, from and after the occurrence and during the continuance of an Event of Default, Lender shall have the right to exercise all of the rights and privileges provided to Lender by this Loan Agreement and the other Loan Documents with respect to an Event of Default including, without limiting the generality of the foregoing, the right to exercise all voting rights accruing to a Condominium Unit owner and all other rights accruing to a Condominium Unit owner. While any such Event of Default continues, Borrower hereby nominates and appoints Lender irrevocably as Borrower's proxy and attorney in fact to vote and, as Borrower's agent, to act with respect to all such rights. Written notice of any such Event of Default from Lender to the Board of Directors shall be deemed conclusive as to such right of Lender to vote and to exercise all such rights.

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(k)      Notwithstanding anything contained herein or in any of the Condominium Documents to the contrary, Borrower, which Controls the Condominium Association, shall not permit the Condominium Association to collect any Common Charges or other charges, fees, assessments or reserves under the Condominium Documents at any time during the term of the Loan, nor shall Borrower permit the Condominium Association to be active or operational during the term of the Loan, it being acknowledged by Borrower that the Property shall be operated as a multi-family rental apartment complex without regard to any condominium formalities during the term of the Loan.

Section 4.34        Lift Repairs. In connection with that certain in-ground hydraulic lift located on the Property (the "Lift") as more particularly described in the Environmental Report (as defined in the Environmental Indemnity), Borrower hereby covenants and agrees, at Borrower's sole cost and expense, (i) to cause to be serviced the Lift and to be delivered to Lender evidence in form and substance reasonably satisfactory to Lender that the Lift is not leaking or, in the event that it is determined that the Lift is leaking, to cause to be remediated such leak(s), if any, and (ii) to deliver or cause to be delivered to Lender evidence in form and substance reasonably satisfactory to Lender that the Lift has been serviced and that the Lift is not leaking or that such leak(s), if any, have been remediated (the foregoing items (i) and (ii), collectively, the "Lift Repairs" ). On the Closing Date, Borrower shall deposit with or on behalf of Lender $25,000 as set forth on Schedule II consisting of a portion of the Required Repairs Funds as the estimated cost to complete the Lift Repairs. Borrower agrees to provide Lender upon Lender's request with periodic updates regarding the status of the Lift Repairs until such time as the Lift Repairs have been completed, and Borrower further agrees that Lender and any other Person designated by Lender shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the Lift Repairs, and Borrower shall cooperate with and provide Lender and any such Person designated by Lender with access to the Property.

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ARTICLE S

INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1           Insurance.

5.1.1      Insurance Policies.

(a)      Borrower, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be obtained and maintained, insurance policies for Borrower and the Property (including, without limitation, the Improvements that are subject to the Condominium Regime) providing at least the following coverages:

(i)             Casualty insurance against loss or damage by fire, lightning and such other perils as are included in a standard "special form" policy (formerly known as an "all-risk" endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, with no exclusion for damage or destruction caused by the acts of "Terrorists" (as defined by TRIPRA) (or, subject to Section 5.1. l (i) below, standalone coverage with respect thereto) riot and civil commotion, vandalism, malicious mischief, burglary and theft (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost" of the Property (including, without limitation, the Improvements that are subject to the Condominium Regime), which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; and (C) containing an "Ordinance or Law Coverage" or "Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, and compensating for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in amounts as reasonably required by Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area'', flood hazard insurance in an amount equal to the lesser of (1) the Outstanding Principal Balance or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or such greater amount as Lender shall reasonably require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender (provided that Lender shall not require earthquake insurance unless the Property is located in an area with a high degree of seismic activity and a Probable Maximum Loss ("PML") of greater than 20%), provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii)            commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00); (B) to continue at not less than the aforesaid limit until required to be changed by Lender after notice by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) Property and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; and (4) contractual liability for all legal contracts to the extent the same is available;

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(iii)          rental loss and/or business income interruption insurance (A) with dual party endorsement; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and Section 5.1.l (h) below; (C) covering a period of restoration of twelve (12) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue from the Property for a period of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the Gross Revenue from the Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its Obligations to pay the Debt on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)          at all times during which structural construction, repairs or alterations are being made with respect to the Improvements or the existing Improvements that are subject to the Condominium Regime, as applicable, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above- mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)           workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with limits which are reasonably required from time to time by Lender in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi)          comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)         umbrella liability insurance in addition to primary coverage in an amount not less than $15,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required .under subsection (ii) above and subsection (viii) below;

(viii)        motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are reasonably required from time to time by Lender;

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(ix)           windstorm insurance in an amount equal to the Outstanding Principal Balance or such lesser amount as agreed to by Lender in writing;

(x)            directors and officers liability insurance and insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from the Property and with a deductible not greater than Twenty Five Thousand and No/100 Dollars ($25,000.00); and

(xi)           upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b)      All insurance provided for in Section 5.1.l(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy") and shall be subject to the approval of Lender as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds. Not less than ten (10) days prior to the scheduled expiration dates of the Policies theretofore furnished to Lender, evidence reasonably satisfactory to Lender of payment of the premiums then due thereunder (the "Insurance Premiums "), and, not later than the scheduled expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies, shall be delivered by Borrower to Lender.

(c)      Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.l(a) (any such blanket policy, an "Acceptable Blanket Policy ").

(d)      All Policies of insurance provided for or contemplated by Section 5.1.l(a), except for the Policy referenced in Section 5.1.l(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as mortgagee and loss payee, as its interests may appear, and in the case of property damage, boiler and machinery, terrorism, windstorm, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender unless below the threshold for Borrower to handle such claim without Lender intervention as provided in Section 5.2 below. Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.l (a)(i), then such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e)       All Policies of insurance provided for in Section 5.1.l (a), except for the Policies referenced in Section 5.1.l (a)(v) and (a)(viii), shall contain clauses or endorsements to the effect that:

(i)             no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

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(ii)           the Policy shall not be canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured (other than in the case of non-payment in which case only ten (10) days prior notice, or the shortest time allowed by applicable Legal Requirement (whichever is longer), will be required) and shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice;

(iii)           Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

(iv)           the issuers thereof shall give notice to Lender if the Policies have not been renewed ten (10) days prior to its scheduled expiration; and

(f)       If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(g)      In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(h)      The property insurance, public liability insurance and rental loss and/or business interruption insurance required under Sections 5.1.l(a)(i), (ii) and (iii) above shall cover perils of terrorism and acts of terrorism (or at least not specifically exclude same) and Borrower shall maintain property insurance, public liability insurance and rental loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 5.1.l (a)(i), (ii), and (iii) above (or at least not specifically excluding same) at all times during the term of the Loan.

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(i)     Notwithstanding anything in subsection (a)(i) or (h) above to the contrary, Borrower shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the "Full Replacement Cost" of the Property; provided that such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the "all risk" property policy required by subsection (a)(i) above, Borrower shall, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the "Full Replacement Cost" of the Property plus the rental loss and/or business interruption coverage under clause (a)(iii) above; provided that such coverage is available. Borrower shall obtain the coverage required under this clause (i) from a carrier which otherwise satisfies the rating criteria specified in Section 5.1.2 below (a "Qualified Carrier") or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage.

(j)       Any insurance policy or policies required under the Condominium Declaration shall, unless prohibited by applicable laws, permit the waiver of subrogation and shall provide that the insurance company or companies will not look to the Board of Directors or Condominium Association, or any owner of the Condominium Units, for the recovery of any loss under said policy or policies. Such policy or policies shall not be cancelable except after 30 days written notice to Lender (10 days for nonpayment) and the original or a duplicate of such policy or policies shall be deposited with Lender with evidence of the timely payment of premiums and with renewal policies to be deposited with Lender prior to the expiration of existing policies. Notwithstanding anything herein to the contrary, in the event Borrower fails or refuses to provide insurance coverage as provided in this clause (j), Lender at its election may obtain such insurance for its benefit as mortgagee and may add the premium therefor to the unpaid balance of the Debt.

5.1.2       Insurance Company. All Policies required pursuant to Section 5.1.1  (i) shall be issued by companies licensed to do business in the state where the Property is located, with a financial strength and claims paying ability rating of "A" or better 'by S&P (and the equivalent by all other Rating Agencies), or a rating of A:X or better in the current Best's Insurance Reports; (ii) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as the lender and mortgagee; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to whom all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Lender; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing (A) that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies, (B) that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation, and (C) for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Property, but in no event in excess of an amount reasonably acceptable to Lender; and (vii) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. No insurance policy required hereunder shall include any so called "terrorist exclusion" or similar exclusion or exception to insurance coverage relating to the acts of terrorist groups or individuals; provided that, for so long TRIPRA is in effect, Lender shall accept terrorism insurance with coverage against acts which are "certified" within the meaning of TRIPRA. In addition to the insurance coverages described in Section 5.1.1 above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests. Certified copies of the Policies shall be delivered to Lender at the address below (or to such other address or Person as Lender shall designate from time to time by notice to Borrower) on the date hereof with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies:

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Arbor Commercial Mortgage LLC 333

Earle Ovington Boulevard Uniondale,

New York 11553

Attn: John J. Bishar, Jr.

Borrower shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.4 hereof). Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws or changes in prudent customs and practices.

Section 5.2          Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, B01Tower, regardless of whether Insurance Proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction, with such alterations as may be reasonably approved by Lender. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve any final settlement) (i) if an Event of Default is continuing or (ii) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than One Million and No/100 Dollars ($1,000,000) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation. Except as set forth in the foregoing sentence, any Insurance Proceeds in connection with any Casualty (whether or not Lender elects to settle and adjust the claim or Borrower settles such claim) shall be due and payable solely to Lender and held by Lender in accordance with the terms of this Agreement. In the event Borrower or any party other than Lender is a payee on any check representing Insurance Proceeds with respect to any Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in- fact, coupled with an interest, to endorse any such check payable to the order of Lender. Borrower hereby releases Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty.

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Section 5.3         Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any portion of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of reasonable out-of-pocket expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.4, whether or not an Award is available to pay the costs of such Restoration. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 5.4          Restoration. The following provisions shall apply in connection with the Restoration:

(a)      If the Net Proceeds shall be less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000) and provided no Event of Default is continuing, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 5.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)      If the Net Proceeds are equal to or greater than Two Hundred Fifty Thousand and No/100 Dollars ($250,000), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 5.4. The term "Net Proceeds" shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 5.1.l (a)(i), (iv), and (vi) and Section 5.1.l (h) as a result of such damage or destruction, after deduction of its reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds "), whichever the case may be.

(i)             The Net Proceeds shall be made available to Borrower for Restoration upon the determination of Lender, in its sole discretion, that the following conditions are met:

(A)	no Event of Default shall have occurred and be continuing;

(B)	(1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

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(C)

Leases demising in the aggregate a percentage amount equal to or greater than seventy-five percent (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto that are not being made by Borrower as part of the Restoration at their sole cost and expense;

(D)

Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E)

Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 5.1. l (a)(iii), if applicable, or (3) by other funds of Borrower;

(F)	Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date six (6) months prior to the Stated Maturity Date, (2) the earliest date required for such completion under the terms of any Major Lease, (3) such time as may be required under applicable Legal Requirements or (4) six (6) months prior to the expiration of the insurance coverage referred to in Section 5.1.l (a)(iii);

(G)	the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H)	the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I)	such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;
(J)	the Restoration DSCR, after giving effect to the Restoration, shall be equal to or greater than 1.43:1.00;

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(K)	the Loan to Value Ratio after giving effect to the Restoration, shall be equal to or less than seventy-four percent (74%);

(L)	Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender;

(M)	the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration; and

(N)	the Condominium Association has elected to proceed with the Restoration.

(ii)            The Net Proceeds shall be held by Lender in the Casualty and Condemnation Account and, until disbursed in accordance with the provisions of this Section 5.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related item of Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii)          All plans and specifications required in connection with the Restoration shall be subject to the prior reasonable approval of Lender and an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the reasonable approval of Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

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(iv)          In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "Casualty Retainage" shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor's, subcontractor's or materialman's contract, (ii) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and (iii) Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)           Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)          If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.4(b) shall constitute additional security for the Obligations.

(vii)         The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

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(c)      Notwithstanding anything to the contrary set forth in this Agreement, including the provisions of this Section 5.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage following a Casualty or Condemnation (but taking into account any proposed Restoration of the remaining Property), the ratio of the Outstanding Principal Balance to the value of the remaining Property is greater than 125% (such value to be determined, in Lender's sole discretion, by any commercially reasonable method permitted to a REMIC Trust; and which shall exclude the value of personal property or going concern value, if any), the Outstanding Principal Balance must be paid down by an amount equal to the least of the following amounts: (i) the net Award (after payment of Lender's reasonable out-of-pocket costs and expenses and any other reasonable fees and expenses that have been approved by Lender) or the net Insurance Proceeds (after payment of Lender's reasonable out-of-pocket costs and expenses and any other reasonable fees and expenses that have been approved by Lender), as the case may be, or (ii) a "qualified amount" as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, replaced, supplemented or modified from time to time, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage. If and to the extent the preceding sentence applies, only such amount of the net Award or net Insurance Proceeds (as applicable), if any, in excess of the amount required to pay down the Outstanding Principal Balance of the Loan may be released for purposes of Restoration or released to Borrower as otherwise expressly provided in this Section 5.4.

(d)     All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.4 hereof toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. Additionally, throughout the term of the Loan if an Event of Default is continuing, then Borrower shall pay to Lender, with respect to any payment of the Debt pursuant to this Section 5.4(d), an additional amount equal to the Prepayment Fee arid any applicable Liquidated Damages Amount; provided, however, that if an Event of Default is not continuing, then no Prepayment Fee or Liquidated Damages Amount shall be payable.

(e)      In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(f)      Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance company makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance company as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption Insurance Proceeds unless Borrower has demonstrated to Lender's satisfaction that the remaining Net Proceeds that have been received from the property insurance companies are sufficient to pay 100% of the cost of the Restoration or, if such Net Proceeds are to be applied to repay the Obligations in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to satisfy the Obligations in full.

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(g)     Notwithstanding anything to the contrary contained herein, in the event of any conflict between the provisions of this Agreement (including, without limitation, this Article 5) and the Condominium Documents, the provisions of this Agreement shall govern and control.

ARTICLE 6

CASH MANAGEMENT AND RESERVE FUNDS

Section 6.1          Cash Management Arrangements. Borrower shall cause all Rents to be transmitted directly by non-residential Tenants of the Property into a trust account (the "Clearing Account") established and maintained by Borrower at a local bank selected by Borrower and reasonably approved by Lender (the "Clearing Bank" ) as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, if Borrower or Manager receive any Gross Revenue from the Property, then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and

(iii) Borrower or Manager shall deposit such amounts in the Clearing Account within one (1) Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into the Deposit Account and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement. Lender may also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Accounts"). The Deposit Account and all other Accounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

Section 6.2           Required Repairs Funds.

6.2.1      Deposit of Required Repairs Funds. Borrower shall perform the repairs and other work at the Property (including, without limitation, the Lift Repairs) as set forth on Schedule II (such repairs and other work hereinafter referred to as "Required Repairs") and shall complete each of the Required Repairs on or before one hundred eighty (180) days from the Closing Date. On the Closing Date, Borrower shall deposit with or on behalf of Lender the amount set forth on such Schedule II as the estimated cost to complete the Required Repairs (the "Required Repairs Funds"), which Required Repairs Funds shall be transferred by Deposit Bank into an Account (the "Required Repairs Account").

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6.2.2      Release of Required Repairs Funds. Provided no Event of Default is continuing, Lender shall direct Servicer to disburse Required Repairs Funds to Borrower out of the Required Repairs Account, within ten (10) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 (or a lesser amount if the total amount in the Required Repairs Account is less than $10,000, in which case only one disbursement of the amount remaining in the account shall be made), accompanied by the following items (which items shall be in form and substance reasonably satisfactory to Lender): (i) an Officer's Certificate (A) stating that the Required Repairs (or relevant portion thereof) to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, or if such payment is a progress payment, that such payment represents full payment to such Person, less any applicable retention amount, for work completed through the date of the relevant invoice from such Person, (D) stating that the Required Repairs (or relevant portion thereof) to be funded have not been the subject of a previous disbursement, (E) stating that all previous disbursements of Required Repair Funds have been used to pay the previously identified Required Repairs, and (F) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full other than any applicable retention amount, (ii) as to any completed Required Repair a copy of any license, permit or other approval · by any Governmental Authority required, if any, in connection with the Required Repairs and not previously delivered to Lender, (iii) copies of appropriate lien waivers (or conditional lien waivers) or other evidence of payment satisfactory to Lender, (iv) at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (v) such other evidence as Lender shall reasonably request to demonstrate that the Required Repairs to be funded by the requested disbursement have been completed (or completed to the extent of the requested payment) and are paid for or will be paid upon such disbursement to Borrower. Upon Borrower's completion of all Required Repairs in accordance with this Section 6.2, Lender shall direct Servicer to release any remaining Required Repairs Funds, if any, in the Required Repairs Account to Borrower.

Section 6.3           Tax Funds.

6.3.1      Deposits of Tax Funds. Borrower shall deposit with Lender (i) on the Closing Date, an amount equal to $146,138.39 and (ii) on each Monthly Payment Date, an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months (initially, $27,355.11), in order to accumulate sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, which amounts shall be transferred into an Account (the "Tax Account "). Amounts deposited from time to time into the Tax Account pursuant to this Section 6.3.1 are referred to herein as the "Tax Funds". If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided, that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit with or on behalf of Lender such amount within one (1) Business Day after its receipt of such notice.

6.3.2      Release of Tax Funds. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply Tax Funds in the Tax Account to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining in the Tax Account after the Obligations have been paid in full shall be returned to Borrower.

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Section 6.4           Insurance Funds.

6.4.1      Deposits of Insurance Funds. Borrower shall deposit with or on behalf of Lender on each Monthly Payment Date, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverages afforded by the Policies upon the expiration thereof, in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the "Insurance Account "). Amounts deposited from time to time into the Insurance Account pursuant to this Section 6.4.1 are referred to herein as the "Insurance Funds". If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

6.4.2      Release of Insurance Funds. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply Insurance Funds in the Insurance Account to the timely payment of Insurance Premiums, provided Borrower shall furnish Lender with all bills, invoices and statements for the Insurance Premiums for which such funds are required at least thirty (30) days prior to the date on which such Insurance Premiums first become payable. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining in the Insurance Account after the Obligations have been paid in full shall be returned to Borrower.

6.4.3     Acceptable Blanket Policy. Notwithstanding anything to the contrary contained in Section 6.4.1, in the event that an Acceptable Blanket Policy is in effect with respect to the Policies required pursuant to Section 5.1, deposits into the Insurance Account required for Insurance Premiums pursuant to Section 6.4.1 above shall be suspended to the extent that Insurance Premiums relate to such Acceptable Blanket Policy. As of the date hereof, an Acceptable Blanket Policy is in effect with respect to the Policies required as of the Closing Date pursuant to Section 5.1.

Section 6.5          Capital Expenditure Funds.

6.5.1     Deposits of Capital Expenditure Funds. Borrower shall deposit with or on behalf of Lender on each Monthly Payment Date, the amount of $10,042.08, for annual Capital Expenditures, which amounts shall be transferred into an Account (the "Capital Expenditure Account "). Amounts deposited from time to time into the Capital Expenditure Account pursuant to this Section 6.5.1 are referred to herein as the "Capital Expenditure Funds". Lender may reassess its estimate of the amount necessary for Capital Expenditures from time to time and may require Borrower to increase the monthly deposits required pursuant to this Section 6.5.1 upon thirty (30) days' notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Property.

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6.5.2      Release of Capital Expenditure Funds. Provided no Event of Default is continuing, Lender shall direct Servicer to disburse Capital Expenditure Funds to Borrower out of the Capital Expenditure Account, within ten (10) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 (or a lesser amount if the total amount in the Capital Expenditure Account is less than $10,000, in which case only one disbursement of the amount remaining in the account shall be made) provided that: (i) such disbursement is for an Approved Capital Expenditure; (ii) the request for disbursement is accompanied by (A) an Officer's Certificate from Borrower (1) stating that the items to be funded by the requested disbursement are Approved Capital Expenditures, and a description thereof, (2) stating that all Approved Capital Expenditures to be funded by the requested disbursement have been completed (or completed to the extent of the requested disbursement) in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) stating that the Approved Capital Expenditures (or the relevant portions thereof) to be funded from the disbursement in question have not been the subject of a previous disbursement, (4) stating that all previous disbursements of Capital Expenditure Funds have been used to pay the previously identified Approved Capital Expenditures, and (5) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (B) a copy of any license, permit or other approval required by any Governmental Authority in connection with the Approved Capital Expenditures and not previously delivered to Lender, (C) copies of appropriate lien waivers, conditional lien waivers, or other evidence of payment satisfactory to Lender, (D) at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and

(E) such other evidence as Lender shall reasonably request to demonstrate that the Approved Capital Expenditures to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower (or the portion thereof as to which such request for disbursement has been submitted has been completed and is paid for (other than any retention amount which is not a part of such disbursement request) or will be paid upon such disbursement to Borrower) and (iii) if such disbursement request is for $20,000 or more, Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of the work associated with such Approved Capital Expenditure.

Section 6.6           Intentionally Omitted.

Section 6.7           Intentionally Omitted.

Section 6.8           Intentionally Omitted.

Section 6.9           Intentionally Omitted.

Section 6.10       Casualty and Condemnation Account. Borrower shall pay, or cause to be paid, to Lender all Insurance Proceeds or Awards due to any Casualty or Condemnation in accordance with the provisions of Sections 5.2 and 5.3, which amounts shall be transferred into an Account (the "Casualty and Condemnation Account "). Amounts deposited from time to time into the Casualty and Condemnation Account pursuant to this Section 6.10 are referred to herein as the "Casualty and Condemnation Funds". All Casualty and Condemnation Funds shall be held, disbursed and/or applied in accordance with the provisions of Section 5.4 hereof.

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Section 6.11        Cash Collateral Funds. If a Trigger Period shall be continuing (other than a Trigger Period continuing solely because of the continuance of a Mezzanine Trigger Period), all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into an Account (the "Cash Collateral Account ") to be held by Lender as cash collateral for the Debt. Amounts on deposit from time to time in the Cash Collateral Account pursuant to this Section 6.11 are referred to as the "Cash Collateral Funds". Any Cash Collateral Funds on deposit in the Cash Collateral Account not previously disbursed or applied shall, upon the termination of such Trigger Period, be added to the Rents disbursed on the next Monthly Payment Date pursuant to Section 6.12.1. Notwithstanding the foregoing, Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply any and all Cash Collateral Funds then on deposit in the Cash Collateral Account to the Debt or Obligations, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of principal (together with the applicable Prepayment Fee and/or Liquidated Damages Amount, if any, applicable thereto) or any other amounts due hereunder.

Section 6.12         Property Cash Flow Allocation.

6.12.1    Order of Priority of Funds in Deposit Account. On each Monthly Payment Date during the Term, except during the continuance of an Event of Default, all funds deposited into the Deposit Account during the immediately preceding Interest Period (including, with respect to the first Monthly Payment Date, any funds deposited into the Deposit Account during the Initial Interest Period) shall be applied on such Monthly Payment Date in the following order of priority:

(i)             First, to the Tax Account, to make the required payments of Tax Funds as required under Section 6.3;

(ii)            Second, to the Insurance Account, to make any required payments of Insurance Funds as required under Section 6.4;

(iii)           Third, to Lender, funds sufficient to pay the Monthly Interest Payment Amount or Monthly Debt Service Payment Amount (as applicable), applied first to the payment of interest computed at the Interest Rate with the remainder (from and after the Amortization Commencement Date) applied to the reduction of the Outstanding Principal Balance;

(iv)           Fourth, to the Capital Expenditure Account, to make the required payments of Capital Expenditure Funds as required under Section 6.5;

(v)            Fifth, to Lender, of any other amounts then due and payable under the Loan Documents;

(vi)          Sixth, during any Trigger Period, to Borrower, funds in an amount equal to the Monthly Operating Expense Budgeted Amount;

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(vii)          Seventh, during any Trigger Period, to Borrower, payments for Approved Extraordinary Operating Expenses, if any;

(viii)         Eighth, if a New Mezzanine Loan (or any portion thereof) is outstanding and a Trigger Period is continuing (other than a Trigger Period continuing solely because a Mezzanine Trigger Period is continuing), to make payments in the amount of the monthly debt service payment payable under the terms of the New Mezzanine Loan, to the lender under the New Mezzanine Loan; and

(ix)           Lastly all amounts remaining after payment of the amounts set forth in clauses (i) through (viii) above (the "Available Cash"):

(A)	during a Trigger Period (other than a Trigger Period continuing solely because a Mezzanine Trigger Period is continuing), to the Cash Collateral Account to be held or disbursed in accordance with Section 6.11; or

(B)	during a Trigger Period continuing solely because a Mezzanine Trigger Period is continuing, to the lender under the New Mezzanine Loan, to be applied in accordance with the New Mezzanine Loan Documents, to pay any amount due and payable to the lender under the New Mezzanine Loan, before any remainder is disbursed to the applicable mezzanine loan borrower; or

(C)	provided no Trigger Period is continuing, disbursed to Borrower.

6.12.2   Failure to Make Payments. The failure of Borrower to make all of the payments required under clauses (i) through (v) of Section 6.12.1 in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, and Borrower is not otherwise in Default hereunder, (i) the failure by the Deposit Bank to allocate such funds into the appropriate Accounts, or (ii) the failure by Lender or Servicer to make any payments from the appropriate Accounts once such funds have been allocated into such Accounts, shall not constitute an Event of Default.

6.12.3   Application After Event of Default. Notwithstanding anything to the contrary contained in this Article 6, upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may apply any Gross Revenue then in the possession of Lender, Servicer or Deposit Bank (including any Reserve Funds on deposit in any Cash Management Account) to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender's right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

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Section 6.13       Security Interest in Reserve Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower's right, title and interest in and to all Gross Revenue and in and to all payments to or monies held in the Clearing Account, the Deposit Account and Accounts created pursuant to this Agreement (collectively, the "Cash Management Accounts "). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Gross Revenue to Lender or (ii) deposit of such Gross Revenue into the Deposit Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender's discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. Provided no Event of Default exists, all interest which accrues on the funds in any Account (other than the Tax Account and the Insurance Account) shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Accounts, if any, shall be promptly disbursed to Borrower.

ARTICLE 7

PERMITTED TRANSFERS

Section 7.1           Permitted Transfer of the Entire Property.

(a)           Notwithstanding the provisions of Section 4.2, Borrower shall have, following a Securitization of the Loan (or, but only so long as Borrower has confirmed with Lender that Lender has not commenced the process of a Securitization, including, without limitation, the preparation of any preliminary marketing materials or any disclosure documentation in connection therewith, prior to a Securitization), the right to convey the entire Property (but not the transfer of any individual Condominium Unit) to a new borrower (the "Transferee Borrower") and have Transferee Borrower assume all of Borrower's obligations under the Loan Documents, and have replacement guarantors and indemnitors replace the guarantors and indemnitors with respect to all of the obligations of the indemnitors and guarantors of the Loan Documents from and after the date of such transfer (collectively, a "Transfer and Assumption"), subject to the terms and full satisfaction of all of the conditions precedent set forth in Section 7.l(b).

(b)          Transfer and Assumption shall be subject to the following conditions:

(i)          Borrower has provided Lender with not less than forty-five (45) days prior written notice, which notice shall contain sufficient detail to enable Lender to determine that the Transferee Borrower complies with the requirements set forth herein;

(ii)         no Event of Default has occurred and is continuing;

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(iii)         Transferee Borrower shall be a Special Purpose Bankruptcy Remote Entity in accordance with Section 4.4 and Schedule V;

(iv)         Transferee Borrower shall be Controlled by a Person who (x) is a Qualified Transferee with a minimum ownership interest in the Transferee Borrower reasonably acceptable to Lender and (y) whose identity, experience, financial condition and creditworthiness, including net worth and liquidity, is reasonably acceptable to Lender;

(v)          the Property shall be managed by Manager, an Unaffiliated Qualified Manager or by another property manager reasonably acceptable to Lender;

(vi)         Transferee Borrower shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender;

(vii)        each replacement guarantor and indemnitor 1s an Approved Replacement Guarantor;

(viii)       each Approved Replacement Guarantor shall deliver to Lender a guaranty of recourse obligations (in the same form as the Guaranty delivered to Lender by Guarantor on the date hereof) and an environmental indemnity agreement (in the same form as the Environmental Indemnity delivered to Lender by Guarantor on the date hereof), pursuant to which, in each case, the Approved Replacement Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations and environmental indemnity agreement from and after the date of Transfer and Assumption (whereupon the previous guarantor shall be released from any further liability under the Guaranty and Environmental Indemnity for acts that arise from and after the date of such Transfer and Assumption and such Approved Replacement Guarantor(s) shall thereafter be the "Guarantor" for all purposes set forth in this Agreement);

(ix)         Transferee Borrower shall submit to Lender true, correct and complete copies of all documents reasonably requested by Lender concerning the organization and existence of Transferee Borrower and each Approved Replacement Guarantor;

(x)          satisfactory Patriot Act, OFAC and similar searches shall have been received by Lender with respect to (A) each Approved Replacement Guarantor, (B) Transferee Borrower, (C) any Person that Controls Transferee Borrower or owns an equity interest in Transferee Borrower which equals or exceeds ten percent (10%) and (D) any other Person reasonably required by Lender in order for Lender to fulfill its then-current Patriot Act compliance guidelines;

(xi)         Lender shall have received a Rating Agency Confirmation from each of the applicable Rating Agencies (if required (including by the Servicer in its sole discretion) pursuant to a pooling and servicing agreement entered into in connection with a Securitization of the Loan that has occurred prior to the date of such Transfer and Assumption);

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(xii)        counsel to Transferee Borrower and each Approved Replacement Guarantor(s) shall deliver to Lender opinions in form and substance reasonably satisfactory to Lender as to such matters as Lender shall require, which may include opinions as to substantially the same matters as were required in connection with the origination of the Loan;

(xiii)        Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policy in form and substance acceptable to Lender, in Lender's reasonable discretion (the "Endorsement");

(xiv)       Transferee Borrower and/or Borrower, as the case may be, shall deliver to Lender, upon such conveyance, a transfer fee equal to 1.00% of the Outstanding Principal Balance (the "Transfer Fee "); provided, however, that solely in connection with a Transfer and Assumption to a Transferee Borrower that is one hundred percent (100%) directly or indirectly owned by Bluerock Residential Holdings LP, a Delaware limited partnership ("BRHLP'), which Transferee Borrower is under common sponsorship with Borrower, Lender shall not be entitled to receive the Transfer Fee unless a Permitted Transfer under Section 7.2(g) below has previously occurred, in which case Lender shall be entitled to receive the Transfer Fee;

(xv)        if a New Mezzanine Loan is outstanding at the time of the Transfer and Assumption, the proposed Transfer and Assumption shall not constitute or cause a default under the New Mezzanine Loan;

(xvi)       Borrower shall pay all of Lender's reasonable out-of-pocket costs and expenses in connection with the Transfer and Assumption. Lender may, as a condition to evaluating any requested consent to a Transfer and Assumption, require that Borrower post a cash deposit with Lender in an amount equal to Lender's anticipated costs and expenses in evaluating any such request for consent; and

(xvii)      Borrower shall have otherwise received Lender's written consent to such Transfer and Assumption (which consent shall not be unreasonably withheld so long as all of the other conditions set forth in this Section 7.1(b) are satisfied, including receipt of a Rating Agency Confirmation from each of the applicable Rating Agencies (if required (including by the Servicer in its sole discretion) pursuant to a pooling and servicing agreement entered into in connection with a Securitization of the Loan that has occurred prior to the date of such Transfer and Assumption)).

Section 7.2       Permitted Transfers. Notwithstanding anything to the contrary contained in Section 4.2, the following Transfers (herein, the "Permitted Transfers") shall be permitted hereunder:

(a)	a Lease entered into in accordance with the Loan Documents;

(b)	a Transfer and Assumption in accordance with Section 7.1;

(c)	a Permitted Encumbrance;

(d)	the transfer of publicly traded shares m any indirect equity owner of Borrower;

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(e)     provided that no Event of Default shall then exist, a Transfer of a direct or indirect ownership interest in Borrower (other than a Transfer of SPC Party's interest in Borrower) shall be permitted without Lender's consent provided that:

(i)            such Transfer shall not (x) cause the transferee (other than Guarantor), together with its Affiliates, to increase its direct or indirect ownership interest in Borrower to an amount which equals or exceeds forty-nine percent (49%) or (y) result in a change in Control of Borrower or any SPC Party;

(ii)           each of Borrower and SPC Party shall continue to be a Special Purpose Bankruptcy Remote Entity;

(iii)          if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect ownership interest in Borrower to an amount which equals or exceeds ten percent (10%), (x) such transferee is a Qualified Transferee and (y) Borrower shall provide to Lender twenty (20) days prior written notice thereof;

(iv)         after giving effect to such Transfer, Guarantor shall continue to control the day to day operations of Borrower and each SPC Party and shall continue to own at least fifty one percent (51%) of all equity interests (direct or indirect) of Borrower; and

(v)          the Property shall continue to be managed by a Qualified Manager or by a property manager reasonably acceptable to Lender and acceptable to the applicable Rating Agencies;

(f)     provided that no Event of Default shall then exist, any other Transfer of a direct or indirect ownership interest in Borrower (other than a Transfer of SPC Party's interest in Borrower) provided:

(i)            either (x) prior to a Securitization, such transferee is first approved by Lender in its reasonable, good faith discretion or (y) from and after a Securitization, Lender shall have received a Rating Agency Confirmation from each applicable Rating Agency with respect to such Transfer (if required (including by the Servicer in its sole discretion) pursuant to a pooling and servicing agreement entered into in connection with a Securitization of the Loan that has occurred prior to the date of such Transfer);

(ii)           each of Borrower and SPC Party shall continue to be a Special Purpose Bankruptcy Remote Entity;

(iii)          Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer, if such Transfer would (x) cause the transferee (other than Guarantor), together with its Affiliates, to increase its direct or indirect ownership interest in Borrower to an amount which equals or exceeds ten percent (10%) or (y) result in a change in Control of Borrower or any SPC Party, not less than ten (30) days prior to the date of such Transfer;

(iv)         if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect ownership interest in Borrower to an amount which equals or exceeds ten percent (10%), such transferee is a Qualified Transferee;

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(v)          if such Transfer shall (x) cause the transferee (other than Guarantor), together with its Affiliates, to increase its direct or indirect ownership interest in Borrower to an amount which equals or exceeds forty-nine percent (49%) or (y) result in a change in Control of Borrower or any SPC Party, Borrower shall deliver (or caused to be delivered) to Lender:

(A)	a Rating Agency Confirmation from each applicable Rating Agency (if required (including by the Servicer in its sole discretion) pursuant to a pooling and servicing agreement entered into in connection with a Securitization of the Loan that has occurred prior to the date of such Transfer); and

(B)	the Transfer Fee; and

(vi)            the Property shall continue to be managed by a Qualified Manager or by a property manager reasonably acceptable to Lender and acceptable to the applicable Rating Agencies;

(g)     provided that no Event of Default shall then exist, a Transfer of up to one hundred percent (100%) of the direct and indirect ownership interests in Borrower to a Person that is directly or indirectly wholly-owned by Bluerock Residential Growth REIT, Inc., a Maryland corporation, which Person is under common sponsorship with Borrower, provided:

(i)           either (x) prior to a Securitization, such transferee is first approved by Lender in its reasonable, good faith discretion or (y) from and after a Securitization, Lender shall have received a Rating Agency Confirmation from each applicable Rating Agency with respect to such Transfer (if required (including by the Servicer in its sole discretion) pursuant to a pooling and servicing agreement entered into in connection with a Securitization of the Loan that has occurred prior to the date of such Transfer);

(ii)          each of Borrower and SPC Party shall continue to be a Special Purpose Bankruptcy Remote Entity;

(iii)         Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than twenty (20) days prior to the date of such Transfer;

(iv)         such transferee is a Qualified Transferee;

(v)          in the event a Transfer and Assumption to a Transferee Borrower that is one hundred percent (100%) directly or indirectly owned by BRHLP under Section 7.1 above has previously occurred, Lender receives the Transfer Fee (otherwise, if such Transfer and Assumption to a Transferee Borrower that is one hundred percent (100%) directly or indirectly owned by BRHLP has not previously occurred, no Transfer Fee shall be due and owing under this clause (v));

(vi)         satisfactory Patriot Act, OFAC and similar searches shall have been received by Lender with respect to (A) transferee, (B) any Person that Controls transferee or owns an equity interest in transferee which equals or exceeds ten percent (10%) (unless such Person owned a ten percent (10%) or greater equity interest in Borrower as of the Closing Date) and (C) any other Person reasonably required by Lender in order for Lender to fulfill its then-current Patriot Act compliance guidelines; and

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(vii)        the Property shall continue to be managed by Manager, a Qualified Manager or by a property manager reasonably acceptable to Lender and acceptable to the applicable Rating Agencies; and/or

(h)     provided no Event of Default shall then exist, a Transfer of any direct or indirect ownership interest in Borrower (other than a Transfer of SPC Party's interest in Borrower) related to or in connection with the estate planning of such transferor to (1) an immediate family member of such interest holder (or to partnerships or limited liability companies Controlled solely by one or more of such family members) or (2) a trust established for the benefit of such immediate family member, provided that:

(i)            Borrower shall provide to Lender thirty (30) days prior written notice thereof;

(ii)           such Transfer shall not otherwise result in a change of Control of Borrower or change of the day to day management and operations of the Property;

(iii)          each of Borrower and SPC Party shall continue to be a Special Purpose Bankruptcy Remote Entity; and

(iv)         if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect ownership interest in Borrower to an amount which equals or exceeds ten percent (10%), such transferee shall be a Qualified Transferee.

Notwithstanding anything to the contrary contained in this Section 7.2, if, as a result of any Permitted Transfer, Guarantor no longer either Controls or owns any direct or indirect ownership interest in Borrower, it shall also be a condition hereunder that one or more Approved Replacement Guarantors shall execute and deliver a guaranty of recourse obligations (in the same form as the Guaranty delivered to Lender by Guarantor on the date hereof) and an environmental indemnity agreement (in the same form as the Environmental Indemnity delivered to Lender by Guarantor on the date hereof) on or prior to the date of such Permitted Transfer, pursuant to which, in each case, the Approved Replacement Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations and environmental indemnity agreement from and after the date of such Permitted Transfer (whereupon the previous guarantor shall be released from any further liability under the guaranty of recourse obligations from acts that arise from and after the date of such Permitted Transfer and such Approved Replacement Guarantor(s) shall thereafter be the "Guarantor" for all purposes set forth in this Agreement).

Section 7.3      Cost and Expenses; Searches; Copies.

(a)     Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender in connection with any Transfer, whether or not such Transfer is deemed to be a Permitted Transfer, including, without limitation, all reasonable fees and expenses of Lender's counsel, whether internal or outside, and the cost of any required counsel opinions related to REMIC or other securitization or tax issues and any Rating Agency fees.

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(b)     Borrower shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer.

(c)     In connection with any Permitted Transfer, to the extent a transferee shall own ten percent (10%) or more of the direct or indirect ownership interests in Borrower immediately following such transfer (provided such transferee owned less than ten percent (10%) of the direct or indirect ownership interests in Borrower as of the Closing Date), Borrower shall deliver (and Borrower shall be responsible for any reasonable out of pocket costs and expenses in connection therewith), customary searches reasonably requested by Lender in writing (including credit, judgment, lien, litigation, bankruptcy, criminal and watch list) reasonably acceptable to Lender with respect to such transferee.

ARTICLE S

DEFAULTS

Section 8.1      Events of Default. Each of the following events shall constitute an event of default hereunder (an "Event of Default "):

(i)           if (A) the Obligations are not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest, and, if applicable, principal due under the Note is not paid in full on the applicable Monthly Payment Date, (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Prepayment Fee is not paid when due, (E) the Liquidated Damages Amount is not paid when due, or (F) any deposit to the Reserve Funds is not made on the required deposit date therefor;

(ii)          if any other amount payable pursuant to this Agreement, the Note or any other Loan Document (other than as set forth in the foregoing clause (i) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(iii)         if any of the Taxes or Other Charges are not paid when due (provided that it shall not be an Event of Default if there are sufficient funds in the Tax Account to pay such amounts when due, no other Event of Default is then continuing and Lender fails to make such payment in violation of this Agreement);

(iv)         if the Policies are not (A) delivered to Lender within seven (7) days of Lender's written request and (B) kept in full force and effect, each in accordance with the terms and conditions hereof;

(v)          a Transfer other than a Permitted Transfer occurs;

(vi)         if any certification, representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender in connection with the Loan shall have been false or misleading in any material respect as of the date such representation or warranty was made;

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(vii)        if Borrower, any SPC Party or Guarantor shall make an assignment for the benefit of creditors;

(viii)       if a receiver, liquidator or trustee shall be appointed for Borrower, any SPC Party or Guarantor or if Borrower, any SPC Party or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any SPC Party or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, any SPC Party or Guarantor shall be instituted, or if Borrower is substantively consolidated with any other Person; provided, however, if such appointment, adjudication, petition, proceeding or consolidation was involuntary and not consented to by Borrower, such SPC Party or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days following its filing;

(ix)          if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)           intentionally omitted;

(xi)          a breach of the covenants set forth in Sections 4.4, 4.23 or 4.31 hereof;

(xii)         if Borrower shall be in default beyond any applicable notice and cure period under any mortgage or security agreement covering any part of the Property whether it be superior, pari passu or junior in Lien to the Mortgage;

(xiii)        subject to Borrower's right to contest set forth in Sections 4.3 and 4.6 of this Agreement, if the Property becomes subject to any mechanic's, materialman's or other Lien except (a) a Permitted Encumbrance or a Lien for Taxes not then due and payable and (b) if there are sufficient funds in the Tax Account to pay for Taxes when due, no other Event of Default is then continuing and Lender fails to make such payment in violation of this Agreement;

(xiv)        the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender, other than in accordance with this Agreement and the Leases at the Property entered into in accordance with the Loan Documents;

(xv)         if, without Lender's prior written consent, (i) the Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred, (iii) there is a material change in the Management Agreement, or (iv) if there shall be a material default by Borrower under the Management Agreement beyond any applicable notice or grace period;

(xvi)        if Borrower or any Person owning a direct or indirect ownership interest in Borrower shall be convicted of a Patriot Act Offense by a court of competent jurisdiction;

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(xvii)      a breach of any representation, warranty or covenant contained Section 3 .1.18 hereof;

(xviii)     if Borrower breaches any covenant contained in Section 4.9 hereof;

(xix)        if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower, Guarantor or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations;

(xx)         Guarantor breaches any of the Guarantor Financial Covenants;

(xxi)        if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in subsections (i) to (xx) above or (xxii) below, and such Default shall continue for ten (10) days after notice to Borrower from Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower from Lender in the case of any other such Default; provided, however, that if such non- monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that Borrower shall have commenced to cure such Default within such 30-day period shall and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

(xxii)       if Borrower shall fail to perform in any material respect any of its obligations with respect to the Board of Directors, the Condominium Declaration, the Condominium Rules or Condominium Regime as set forth in Section 4.33 hereof beyond any applicable notice or cure period or if for any reason the Improvements or the Land subject to the Condominium Declaration is withdrawn from condominium ownership pursuant to and in accordance with the Condominium Declaration without Lender's prior written consent; or if by reason of damage or destruction of all or any portion of the Improvements the Board of Directors or the owners of the Condominium Units do not duly and promptly resolve to proceed with the repair or restoration of the Improvements; or if by reason of the failure of Borrower to perform any act, as for example notification to the Board of Directors under the Condominium Declaration or the Condominium Rules, Lender shall not be entitled to the protective provisions under the Condominium Declaration or the Condominium Rules.

Section 8.2      Remedies.

8.2.1    Acceleration. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) of Section 8.1 above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand (and Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) of Section 8.1 above, the Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable in full, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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8.2.2    Remedies Cumulative. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by applicable law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by applicable law or contract or as set forth herein or in the other Loan Documents or by equity. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

8.2.3    Severance.

(a)      During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of the sums secured by the Mortgage and not previously recovered.

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(b)     During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power and Borrower has failed to execute and deliver to Lender such documents.

(c)     During the continuance of an Event of Default, any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents, in such order, priority and proportions as Lender in its sole discretion shall determine.

8.2.4     Lender's Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all reasonable costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgage and the other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

ARTICLE 9

SALE AND SECURITIZATION OF MORTGAGE

Section 9.1        Sale of Mortgage and Securitization.

(a)     Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a "Secondary Market Transaction" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "Securitization". Any certificates, notes or other securities issued in connection with a Secondary Market Transaction are hereinafter referred to as "Securities"). At Lender's election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions.

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(b)    If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace, by prospective investors, the Rating Agencies, applicable Legal Requirements and/or otherwise in the marketplace in connection with any Secondary Market Transactions, including to:

(i)           (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower and the Manager, including, without limitation, the information set forth on Exhibit B attached hereto, (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property, and (C) provide updated appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Property (the "Updated Information "), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii)          provide opinions of counsel, which may be .relied upon by Lender, trustee in any Securitization, underwriters, NRSROs and their respective counsel, agents and representatives, as to fraudulent conveyance and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, the Loan Documents, and Borrower and its Affiliates, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;

(iii)         provide updated, as of the closing date of any Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

(iv)         (A) review any Disclosure Document or any interim draft thereof furnished by Lender to Borrower with respect to information contained therein that was furnished to Lender by or on behalf of Borrower in connection with the preparation of such Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower and Guarantor, operating statements and rent rolls with respect to the Property, and (B) within five (5) Business Days following Borrower's receipt thereof, provide to Lender in writing any revisions to such Disclosure Document or interim draft thereof necessary or advisable to insure that such reviewed information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make statements contained therein not misleading.

(c)     If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request the following financial information:

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(i)            if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties for the most recent Fiscal Year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item l lOl(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(l) of Regulation AB), or

(ii)           if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1l12(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Property is the Significant Obligor and the Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).

(d)   Further, if requested by Lender, Borrower shall, promptly upon Lender's request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(l) or (2) of Regulation AB, as specified by Lender, for any Tenant of the Property if, in connection with a Securitization, Lender expects there to be, as of the cutoff date for such Securitization, a concentration with respect to such Tenant or group of Affiliated Tenants within all of the mortgage loans included or expected to be included in the Securitization such that such Tenant or group of Affiliated Tenants would constitute a Significant Obligor. Borrower shall furnish to Lender, in connection with the preparation of the Disclosure Documents and on an ongoing basis, financial data and/or financial statements with respect to such Tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Securitization (an "Exchange Act Filing") are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be "available" to holders of the Securities under Regulation AB or applicable Legal Requirements.

(e)   If Lender determines that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, are a Significant Obligor, then Borrower shall furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) Exchange Act Filings are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be "available" to holders of the Securities under Regulation AB or applicable Legal Requirements.

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(f)     Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender within the following time periods:

(i)            with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and

(ii)           with respect to ongoing information required under Section 9.1(d) and (e) above, (1) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (2) not later than seventy-Jive (75) days after the end of each Fiscal Year of Borrower.

(g)    If requested by Lender, Borrower shall provide Lender, promptly, and in any event within three (3) Business Days following Lender's request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization or as shall otherwise be reasonably requested by the Lender.

(h)    If requested by Lender, whether in connection with a Securitization or at any time thereafter during which the Loan and any Related Loans are included in a Securitization, Borrower shall provide Lender, promptly upon request, a list of Tenants (including all affiliates of such Tenants) that in the aggregate (1) occupy 10% or more (but less than 20%) of the total floor area of the improvements or represent 10% or more (but less than 20%) of aggregate base rent, and (2) occupy 20% or more of the total floor area of the improvements or represent 20% or more of aggregate base.

(i)      All financial statements provided by Borrower pursuant to this Section 9.1(c), (d), (e) or (f) shall be prepared in accordance with GAAP (or such other accounting method, consistently applied, reasonably acceptable to Lender), and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by Independent Accountants in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the Independent Accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the Independent Accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such Independent Accountants and the reference to such Independent Accountants as "experts" in any Disclosure Document and Exchange Act Filing (or comparable information is required to otherwise be available to holders of the Securities under Regulation AB or applicable Legal Requirements), all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

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Section 9.2       Securitization Indemnification.

(a)     Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in preliminary and final disclosure documents in connection with any Secondary Market Transaction, including a Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a "Disclosure Document ") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act "), and may be made available to investors or prospective investors in the Securities, investment banking firms, NRSROs, accounting firms, law firms and other third-party advisory and service providers relating to any Secondary Market Transaction, including a Securitization. Borrower also understands that the findings and conclusions of any third-party due diligence report obtained by the Lender, the Issuer or the Securitization placement agent or underwriter may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act and any rules promulgated thereunder.

(b)     Borrower hereby agrees to indemnify Lender (and for purposes of this Section 9.2, Lender shall include the initial lender, its successors and assigns, and their respective officers and directors) and each Person who controls the Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Lender Group"), the issuer of the Securities (the "Issuer" and for purposes of this Section 9.2, Issuer shall include its officers, director and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any placement agent or underwriter with respect to the Securitization, each . of their respective officers and directors and each Person who controls the placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the Lender Group, the Issuer or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, (A) any untrue statement or alleged untrue statement of any material fact contained in the information provided to Lender by Borrower and its agents, counsel and representatives, (B) the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, or (C) a breach of the representations and warranties made by Borrower in Section 3.1.31 of this Agreement (Full and Accurate Disclosure). Borrower also agrees to reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with investigating or defending the Liabilities. Borrower's liability under this paragraph will be limited to Liability that arises out of, or is based upon, an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnification provision will be in addition to any liability which Borrower may otherwise have. Borrower acknowledges and agrees that any Person that is included in the Lender Group, the Issuer and/or the Underwriter Group that is not a direct party to this Agreement shall be deemed to be a third-party beneficiary to this Agreement with respect to this Section 9.2(b). Within five (5) Business Days after Lender's written request, Borrower and Guarantor shall execute and deliver to Lender a separate indemnification and reimbursement agreement in favor of the Lender Group, the Issuer and the Underwriter Group in form and substance consistent with the indemnification and reimbursement obligations of Borrower under this Section 9.2(b).

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(c)     In connection with any Exchange Act Filing or other reports containing comparable information that is required to be made "available" to holders of the Securities under Regulation AB or applicable Legal Requirements, Borrower agrees to (i) indemnify Lender, the Lender Group, the Issuer and the Underwriter Group for Liabilities to which Lender, the Lender Group, the Issuer and/or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, an alleged untrue statement or alleged omission or an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property, and (ii) reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with defending or investigating the Liabilities.

(d)     Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party pursuant to the immediately preceding sentence of this Section 9.2(d), such indemnifying party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party. Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), no indemnifying party shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless the indemnifying party shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings, and such settlement requires no statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party.

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(e)     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c),the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Issuer's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)      The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3       Severance.

9.3.1    Severance Documentation. Lender, without in any way limiting Lender's other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any sale, participation or Securitization of all or any portion of the Loan), to require Borrower (at no material cost to Borrower) to execute and deliver "component" notes and/or modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes (including the implementation of one or more New Mezzanine Loans (in accordance with Section 9.3.2 below)), reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. At Lender's election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.3 and, provided that such modification shall comply with the terms of this Section 9.3, it shall become immediately effective.

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9.3.2      New Mezzanine Loan Option. Lender, without in any way limiting Lender's other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any Secondary Market Transaction), to create one or more mezzanine loans (each, a "New Mezzanine Loan" ), to establish different interest rates and to reallocate the Outstanding Principal Balance and Monthly Interest Payment Amount or Monthly Debt Service Payment, as applicable, of the Loan to the Loan and such New Mezzanine Loan(s) and to require the payment of the Loan and any New Mezzanine Loan(s) in such order of priority as may be designated by Lender; provided, that the outstanding aggregate principal balance of the Loan and such New Mezzanine Loan(s) immediately after the effective date of the creation of such New Mezzanine Loan(s) equals the Outstanding Principal Balance immediately prior to such modification and the weighted average of the interest rates for the Loan and such New Mezzanine Loan(s) immediately after the effective date of the creation of such New Mezzanine Loan(s) equals the interest rate of the original Note immediately prior to such modification. Borrower shall cause the formation of one or more special purpose, bankruptcy remote entities as required by Lender in order to serve as the borrower under any New Mezzanine Loan (each, a "New Mezzanine Loan Borrower" ) and the applicable organizational documents of Borrower shall be amended and modified as necessary or required in the formation of any New Mezzanine Loan Borrower.

9.3.3      Cooperation; Execution; Delivery. Borrower shall reasonably cooperate with all reasonable requests of Lender in connection with this Section 9.3. If requested by Lender, Borrower shall promptly execute and deliver such documents as shall be required by Lender and any Rating Agency in connection with any modification or New Mezzanine Loan pursuant to this Section 9.3, all in form and substance satisfactory to Lender and satisfactory to any applicable Rating Agency, including the severance of security documents if requested and/or, in connection with the creation of any New Mezzanine Loan: (i) execution and delivery of a promissory note and loan documents necessary to evidence such New Mezzanine Loan, (ii) execution and delivery of such amendments to the Loan Documents as are necessary in connection with the creation of such New Mezzanine Loan and (iii) delivery of opinions oflegal counsel with respect to due execution, authority and enforceability of any modification documents or documents evidencing or securing any New Mezzanine Loan, as applicable, each as reasonably acceptable to Lender, prospective investors and/or the Rating Agencies. In the event Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower hereby ratifying all that such attorney shall do by virtue thereof. It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.3 after expiration of ten (10) Business Days after notice thereof.

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ARTICLE 10

MISCELLANEOUS

Section 10.1    Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the Obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment or deficiency judgment shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or Affiliate of Borrower or any legal representatives, successors or assigns of any of the foregoing, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Gross Revenues or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Gross Revenues and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any money judgment or deficiency judgment against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or Affiliate of Borrower or any legal representatives, successors or assigns of any of the foregoing in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section 10.1 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) impair the enforcement of the Environmental Indemnity; (g) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (h) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as "Borrower's Recourse Liabilities "):

(i)            fraud, willful misconduct, misrepresentation or failure to disclose a material fact by Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any of their respective agents or representatives in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(ii)           the breach in any material respect of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Lender with respect thereto in either document;

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(iii)          wrongful removal or destruction of any portion of the Property or damage to the Property caused by willful misconduct or gross negligence of Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any of the.ir respective agents or representatives in connection with the Loan;

(iv)          any intentional physical waste of the Property by Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any of their respective agents or representatives in connection with the Loan;

(v)          the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or Guarantor or any of their respective agents or representatives in connection therewith;

(vi)          the misappropriation, misapplication or conversion by Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any of their respective agents or representatives in connection with the Loan of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Gross Revenues (including Rents, Insurance Proceeds, security deposits, advance deposits or any other deposits and Lease Termination Payments) or (D) any other funds due under the Loan Documents, including, in connection with any of the foregoing, by reason of failure to comply with Section 6.1 hereof or breach of the Clearing Account Agreement or the Cash Management Agreement;

(vii)        failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property, provided that no liability shall arise under this clause if such charges were not incurred in violation of the Loan Documents and there is insufficient cash flow from the Property to pay all of Borrower's current and/or past due liabilities (including such charges);

(viii)       any unapplied security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender in accordance with the provisions of the Loan Documents during the continuance of an Event of Default;

(ix)          the failure to pay Taxes or transfer taxes, provided Borrower shall not be liable for the failure to pay Taxes to the extent funds to pay such amounts are available in the Tax Account and Lender failed to pay same or there is insufficient cash flow from the Property to pay for such Taxes or transfer taxes (so long as Borrower has not misappropriated Rents in violation of the Loan Documents);

(x)           failure to obtain and maintain the fully paid for Policies in accordance with Section 5.1.1 hereof, provided Borrower shall not be liable to the extent funds to pay such amounts are available in the Insurance Account and Lender failed to pay same or there is insufficient cash flow from the Property to pay for such Policies (so long as Borrower has not misappropriated Rents in violation of the Loan Documents);

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(xi)          Borrower's indemnification of Lender set forth m Section 9.2 hereof;

(xii)         any cost or expense incurred by Lender in connection with the enforcement of its rights and remedies hereunder or under any other Loan Document; and/or

(xiii)        any misrepresentation or failure to disclose a material fact in that certain estoppel certificate delivered by the Condominium Association to Lender on the Closing Date.

Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to Borrower in the event that any of the following occur (each, a "Springing Recourse Event" ): (i) a breach of the covenants set forth in Section 4.4 hereof or a breach of any of the representations set forth in the "Recycled SPE Certificate" delivered to Lender in connection with the Loan; (ii) Borrower fails to obtain Lender's prior consent to any subordinate financing secured by the Property or other voluntary Lien encumbering the Property; (iii) Borrower fails to obtain Lender's prior consent to any Transfer of the Property or any interest therein or any Transfer of any direct or indirect ownership interest in Borrower, in either case as required by the Mortgage or this Agreement other than a Permitted Transfer; (iv) Borrower or any SPC Party files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) Borrower is substantively consolidated with any other Person; unless such consolidation was initiated by Lender or was involuntary and not consented to by Borrower, such SPC Party or Guarantor and is discharged, stayed or dismissed within sixty (60) days following the occurrence of such consolidation; (vi) the filing of an involuntary petition against Borrower and/or any SPC Party under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person (excluding Lender) in which Borrower and/or any SPC Party colludes with or otherwise assists such Person, and/or Borrower and/or any SPC Party solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower and/or any SPC Party by any Person; (vii) Borrower and/or any SPC Party files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person (excluding Lender) under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (viii) Borrower or any Affiliate, officer, director or representative which controls Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or any portion of the Property; (ix) Borrower or any SPC Party makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (x) if Guarantor (or any Person comprising Guarantor), Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Guaranty, the Note, the Mortgage or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan other than defenses raised or sought in good faith in connection with such enforcement action or exercise or assertion of rights or remedies by or on behalf of Lender.

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Section 10.2     Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.3      Lender's Discretion; Rating Agency Review Waiver.

(a)     Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefor.

(b)    Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Agency Confirmation is required from each applicable Rating Agency that has rated the Securities, in the event that any applicable Rating Agency "declines review", "waives review" or otherwise indicates in writing or otherwise to Lender's or Servicer's satisfaction that no Rating Agency Confirmation will or needs to be issued with respect to the matter in question (each, a "Review Waiver"), then the Rating Agency Confirmation requirement shall be deemed to be satisfied with respect to such matter. It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which a Rating Agency Confirmation is required hereunder.

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Section 10.4       Governing Law.

(a)  THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF.THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

MICHAEL L. KONIG, ESQ.

C/O BLUEROCK REAL ESTATE, L.L.C. 712

FIFTH AVENUE, 9TH FLOOR

NEW YORK, NEW YORK 10019

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AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

Section 10.5      Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 10.6     Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted or desired to be given hereunder shall be in writing and shall be sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 10.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by facsimile if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

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If to Lender:	Arbor Commercial Mortgage, LLC
333 Earle Ovington Boulevard
Uniondale, New York 11553
Attention: John J. Bishar, Jr. Facsimile
No. (516) 832-6590

Arbor Commercial Mortgage, LLC 375
Park Avenue
Suite 3401
New York, New York 10152
Attention: Todd Hirsch Facsimile
No. (516) 832-6462

with a copy to:	Winston & Strawn LLP 200
Park Avenue
New York, New York 10166 Attention:
Corey Tessler, Esq.
Facsimile No. (212) 294-4700

with a copy to:	KeyBank, National Association c/o
KeyBank Real Estate Capital 11501
Outlook, Suite 300
Overland Park, Kansas 66211
Attention: Marsha G. Hess
Facsimile No. (877) 379-1625

Ifto Borrower:	BR-NPT Springing Entity, LLC
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: Jordan Ruddy and Michael L. Konig, Esq. Facsimile
No. (212) 278-4220

with a copy to:	Hirschler Fleischer PC
2100 East Cary Street
Richmond, Virginia 23223
Attention: S. Edward Flanagan, Esq.
Facsimile No. (804) 644-0957

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 10.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

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Section 10.7     Waiver of Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIYER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8     Headings, Schedules and Exhibits. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10   Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11   Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12   Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by applicable law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

94

Section 10.13   Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.14     No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)     Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)     The Loan Documents are solely for the benefit of Lender and Borrower (and the Lender Group, the Issuer and the Underwriter Group with respect to Section 9.2(b)) and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

Section 10.15   Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, the Affiliate of Lender that acts as the issuer with respect to a Securitization or any of their other Affiliates (x) shall be prohibited prior to the final Securitization of the Loan and (y) after the final Securitization of the Loan, shall be subject to the prior written approval of Lender not to be unreasonably withheld. Lender shall have the right to issue any of the foregoing without Borrower's approval and Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender's participation therein and in the Loan.

Section 10.16   Waiver of Marshalling of Assets. To the fullest extent permitted by applicable law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's members or partners, as applicable, and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Obligations without any prior or different resort for collection, or of the right of Lender to the payment of the Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

95

Section 10.17  Certain Waivers. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents. Without limiting any of the other provisions contained herein, Borrower hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

Section 10.18   Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.19  Brokers and Financial Advisors. Borrower hereby represents that, except for Simon Capital Management, LLC ("Broker"), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower will pay Broker a commission pursuant to a separate agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, losses, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising out of a claim by any Person (including Broker) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.19 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

Section 10.20   Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto and their respective affiliates in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, including any confidentiality agreements or any similar agreements between or among any such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

96

Section 10.21    Servicer.

(a)     At the option of Lender, the Loan may be serviced by a servicer or special servicer (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement. Borrower shall not be responsible for payment of any ongoing master servicing fee due to the Servicer under the Servicing Agreement.

(b)     Other than as provided in Section 10.21(a) above, Borrower shall pay all of the fees and expenses of the Servicer and any reasonable third-party fees and expenses in connection with the Loan, including any prepayments, releases of the Property, approvals under the Loan Documents requested by Borrower, other requests under the Loan, defeasance, assumption of Borrower's obligations or modification of the Loan, as well as any fees and expenses in connection with the special servicing or work-out of the Loan or enforcement of the Loan Documents, including, special servicing fees, operating or trust advisor fees (if the Loan is a specially serviced loan or in connection with a workout), work-out fees, liquidation fees, reasonable attorneys' fees and expenses and other fees and expenses in connection with the modification or restructuring of the Loan.

Section 10.22   Joint and Several Liability. If more than one Person has executed this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 10.23   Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 10.24   Taxes. Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions; charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise or other similar taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non- excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 10.24 as "Applicable Taxes"). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.24), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 10.24 shall be made within ten (10) days after the date Lender makes written demand therefor.

97

Section 10.25   Assignments and Participations. In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrower or any other Person. Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects. Except as expressly permitted herein, Borrower may not assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

Section 10.26   Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 10.27   Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

[NO FURTHER TEXT ON THIS PAGE]

98

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

ARBOR COMMERCIAL MORTGAGE, LLC,
a New York limited liability company

By:
Name:
Title:

[signatures continue on following page]

Signature page to Loan Agreement - North Park Towers

BORROWER:

BR-NPT SPRINGING ENTITY, LLC,
a Delaware limited liability company

By:	BR-North Park Towers, LLC,
a Delaware limited liability company, its
manager

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Authorized Signatory

Signature page to Loan Agreement - North Park Towers

SCHEDULE I

RENT ROLL

(Attached)

Sch. 1-1

Bluerock Real Estate	PAGE: 1

RENT ROLL REPORT

FOR BR Property Management NPT

[REDACTED]

Residential Units TOTALS :

	Actual Rent	Market Rent

Total Occupied Rents	300,376.00	372,557.00
Total Vacant Rents	20,080.00	20,080.00
Total Gross Rents	320,456.00	392,637.00
Total Square Footage	455,002
Average Rent/Sq. Ft./Yr.	8.45	10.36
Average Rent/Sq. Ft./Mth	0.70	0.86
Total Security Deposits	95,755.75

— Percentage of Occupied Units
Total Occupied Units	298
Total Vacant Units	15
Total Units	313
Percentage Occupied	95%

— Percentage of Occupied Sq. Feet
Total Occupied Sq. Feet	431,088
Total Vacant Sq. Feet	23,914
Total Square Footage	455,002
Percentage Occupied	95%

Commercial U nits TOTALS :

	Actual Rent	Market Rent

Total Occupied Rents	3,615.00	3,790.00
Total Vacant Rents	1,590.00	1,590.00
Total Gross Rents	5,205.00	5,380.00
Total Square Footage	13,893
Average Rent/Sq. Ft.Nr.	4.50	4.65
Average Rent/Sq. Ft./Mth	0.37	0.39
Total Security Deposits	1,350.00

— Percentage of Occupied Units
Total Occupied Units	9
Total Vacant Units	4
Total Units	13
Percentage Occupied	69%

— Percentage of Occupied Sq. Feet
Total Occupied Sq. Feet	11,738
Total Vacant Sq. Feet	2,155
Total Square Footage	13,893
Percentage Occupied	84%

GRAND TOTALS :

	Actual Rent	Market Rent

Total Occupied Rents	303,991.00	376,347.00
Total Vacant Rents	21,670.00	21,670 00
Total Gross Rents	325,661:00	398,017.00
Total Square Footage	468,895
Average Rent/Sq. Ft./Yr.	8.33	10.19
Average Rent/Sq. Ft./Mth	0.69	0.85
Total Security Deposits	97,105.75

Percentage of Occupied Units
Total Occupied Units	307
Total Vacant Units	19
Total Units	326
Percentage Occupied	94%

Percentage of Occupied Sq.Feet —
Total Occupied Sq. Feet	442,826
Total Vacant Sq. Feet	26,069
Total Square Footage	468,895
Percentage Occupied	94%

SCHEDULE II

REQUIRED REPAIRS

Reserve Deposit
Required Repair Item	Amount
1. Full depth asphalt repairs and overlay	$6,000

2. Repair curbs	$360

3. Patch and repair concrete	$2,400

4. Repair leaks in parking garage	$10,000

5. Repair trip hazards	$750

6. Repair damaged column	$5,000

7. Repair loose stone aggregate panel	$500

8. Complete ADA compliance upgrades	$2,150

9. Replace apartment breaker panels	$29,250

10. Replace transformer	$56,000

11. Perform Lift Repairs	$25,000

Total Reserved:	$151,513 (inflated)

Sch. II-1

SCHEDULE III

ORGANIZATIONAL CHART

(Attached)

Sch. III-1

SCHEDULE IV

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

None

Sch. IV-1

SCHEDULE V

DEFINITION OF SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY

Borrower hereby represents and warrants to, and covenants with, Lender that since the date of its formation and at all times on and after the date hereof and until such time as the Obligations shall be paid and performed in full:

(a)    Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into this Agreement with the Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership or operation of the Property.

(b)    Borrower has not engaged and will not engage in any business other than the ownership, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.

(c)    Borrower has not and will not enter into any contract or agreement with any Affiliate of Borrower except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than would be available on an arms-length basis with third parties other than any such party.

(d)    Borrower has not incurred any Indebtedness which remains outstanding and will not incur any Indebtedness other than Permitted Indebtedness. No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu ) by the Property.

(e)    Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

(f)     Borrower has been, is, and intends to remain solvent and Borrower has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that the foregoing shall not require any direct or indirect member, partner, shareholder or other equity owner of Borrower to make any additional capital contributions to Borrower.

(g)    Borrower has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and Borrower has not, will not, nor will Borrower permit any SPC Party to, (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless (1) (A) Lender has consented and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation in connection therewith, or (2) solely in connection with and in order to reflect the occurrence of a Permitted Transfer made pursuant to and in accordance with the terms of this Agreement, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents.

Sch. V-1

(h)     Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Borrower's assets will not be listed as assets on the financial statement of any other Person, provided, however, that Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on Borrower's own separate balance sheet. Borrower will file its own tax returns (to the extent Borrower is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person. Borrower has maintained and shall maintain its books, records, resolutions and agreements in accordance with this Agreement.

(i)      Borrower has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

G)     Borrower has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner, shareholder or other equity owner of Borrower to make any additional capital contributions to Borrower.

(k)    Neither Borrower nor any constituent party of Borrower has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower.

(1)    Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets ii\ its own name.

(m)   Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n)    Borrower has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

Sch. V-2

(o)    Borrower's manager ("SPC Party") shall be a Delaware limited liability company or a corporation formed under the laws of any jurisdiction of the United States whose sole asset is its interest in Borrower and each such SPC Party (i) will cause Borrower to be a Special Purpose Bankruptcy Remote Entity; (ii) will at all times comply with each of the representations, warranties and covenants contained on this Schedule V (other than clauses (a), (b), (d) and (y)) as if such representation, warranty or covenant was made directly by such SPC Party; (iii) will not engage in any business or activity other than owning an interest in Borrower; (iv) will not acquire or own any assets other than its partnership or membership interest in Borrower; and (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than unsecured trade payables incurred in the ordinary course of business related to the ownership of an interest in Borrower that (A) do not exceed at any one time $25,000.00, and (B) are paid within sixty (60) days after the date incurred. Upon the withdrawal or the disassociation of an SPC Party from Borrower, Borrower shall immediately appoint a new SPC Party whose articles or certificate of formation or incorporation are substantially similar to those of such SPC Party.

(p)    Intentionally omitted.

(q)    The organizational documents of Borrower and each SPC Party shall also provide an express acknowledgment that Lender is an intended third-party beneficiary of the "special purpose" provisions of such organizational documents.

(r)     Intentionally omitted.

(s)    Notwithstanding anything herein to the contrary, the SPC Party may be a Delaware single-member limited liability company provided that:

(i)           the organizational documents of such SPC Party shall provide that, as long as any portion of the Obligations remains outstanding, upon the occurrence of any event that causes the sole member of such SPC Party ("Sole Member") to cease to be a member of such SPC Party (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in SPC Party and the admission of the transferee, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of SPC Party, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents), each of the persons acting as a springing member of SPC Party shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of SPC Party, automatically be admitted as members of SPC Party (in each case, individually, a "Special Member" and collectively, the "Special Members ") and shall preserve and continue the existence of SPC Party without dissolution. The organizational documents of SPC Party shall further provide that for so long as any portion of the Obligations is outstanding, no Special Member may resign or transfer its rights as Special Member unless a successor Special Member has been admitted to SPC Party as a Special Member;

(ii)           the organizational documents of SPC Party shall provide that, as long as any portion of the Obligations remains outstanding, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to SPC Party; and

Sch. V-3

(iii)          the organizational documents of SPC Party shall provide that, as long as any portion of the Obligations remains outstanding: (i) SPC Party shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of SPC Party or the occurrence of any other event which terminates the continued membership of the last remaining member of SPC Party in SPC Party unless the business of SPC Party is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the "Act"), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of SPC Party to cease to be a member of SPC Party or that causes Sole Member to cease to be a member of SPC Party (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in SPC Party and the admission of the transferee, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of SPC Party, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in SPC Party, agree in writing (I) to continue the existence of SPC Party, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of SPC Party, effective as of the occurrence of the event that terminated the continued membership of such member in SPC Party; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of SPC Party and upon the occurrence of such an event, the business of SPC Party shall continue without dissolution; (iv) in the event of the dissolution of SPC Party, SPC Party shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of SPC Party in an orderly manner), and the assets of SPC Party shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause SPC Party or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of SPC Party, to compel any sale of all or any portion of the assets of SPC Party pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of SPC Party.

(t)      Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the representations, warranties and covenants in this Schedule V, and (ii) all of the organizational documents of Borrower and any SPC Party.

(u)     Borrower has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts other than Manager solely in its capacity as property manager and SPC Party solely in its capacity as manager of Borrower.

(v)     Borrower has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner, shareholder or other equity owner of Borrower to make any additional capital contributions to Borrower.

Sch. V-4

(w)    Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided that the foregoing shall not require any direct or indirect member, partner, shareholder or other equity owner of Borrower to make any additional capital contributions to Borrower.

(x)     Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(y)    Except in connection with the Loan, Borrower has not pledged and will not pledge its assets for the benefit of any other Person that will remain outstanding after the Closing Date.

(z)    Borrower has and will have no obligation to indemnify its officers, directors, members or partners, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

(aa) if such Borrower is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity will not: (A) dissolve, merge, liquidate, consolidate; (B) sell, transfer, dispose, or encumber (except with respect to the Loan Documents) all or substantially all of its assets or acquire all or substantially all of the assets of any Person; or (C) engage in any. other business activity, or amend its organizational documents with respect to the matters set forth on this Schedule V without the consent of the Lender.

(bb) Borrower has not, does not, and will not have any of its obligations guaranteed by any Affiliate (other than from the Guarantor with respect to the Loan) that will remain outstanding after the Closing Date.

Sch. V-5

SCHEDULE VI

INTELLECTUAL PROPERTY/WEBSITES

None

Sch. VI-1

SCHEDULE VII

LIST OF OFFICERS AND DIRECTORS OF THE CONDOMINIUM ASSOCIATION

Officers:

R. Ramin Kamfar -President

Jordan Ruddy Secretary and Treasurer

Directors:

R. Ramin Kamfar

Jordan Ruddy

Patricia Anderson

Sch. VI-2

EXHIBIT A

Legal Description

The land referred to in this Policy is described as follows:

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Southfield, County of Oakland, State of Michigan.

Units 1 through 331, both inclusive, being all of the Units of North Park Towers Condominium, according to the Master Deed recorded in Liber 7794 on Pages 337 through 412, inclusive, Oakland County Records, and designated as Oakland County Condominium Subdivision Plan No. 305, together with rights in General Common Elements, and Limited Common Elements as set forth in the above Master Deed and as described in Act 229 of the Public Acts of 1963, and Act 59 of the Public Acts of 1978, as amended.

NOTE: Being Parcel No. 24-36-128-001 thru 24-36-128-331, of the City of Southfield, County of Oakland.

EXHIBIT B

Secondary Market Transaction Information

(A)	Any proposed program for the renovation, improvement or development of the Property, or any part thereof, including the estimated cost thereof and the method of financing to be used.

(B)	The general competitive conditions to which the Property is or may be subject.

(C)	Management of the Property.

(D)	Occupancy rate expressed as a percentage for each of the last five years.

(E)	Principal business, occupations and professions carried on in, or from the Property.

(F)	Number of Tenants occupying 10% or more of the total rentable square footage of the Property and principal nature of business of such Tenant, and the principal provisions of the leases with those Tenants including, but not limited to: rental per annum, expiration date, and renewal options.

(G)	The average effective annual rental per square foot or unit for each of the last three years prior to the date of filing.

(H)	Schedule of the lease expirations for each of the ten years starting with the year in which the registration statement is filed (or the year in which the prospectus supplement is dated, as applicable), stating:

(1)	The number of Tenants whose leases will expire. The

(2)	total area in square feet covered by such leases. The

(3)	annual rental represented by such leases.

(4)	The percentage of gross annual rental represented by such leases.

Ex. B-1

EXHIBIT C

2013 & 2014 Annual Budgets

(Attached)

Ex. B-2

Property	North Park	North Park Towers
City, State	Towers	2013 Operating Business Plan and Budget
Units:	Southfield,	Financial Summary
Sq. R.	Ml
313
455,002

	January	February	March	April	May	June	July	August	September	October	November	December	Total
Occupancy	94%	93%	93%	94%	94%	93%	93%	94%	93%	94%	93%	94%	93%
Rental %
Income
::!J).Q§. Gross potential rent	392,632	392,632	392,632	392,632	392,632	392,632	392,632	392,632	392,632	392,632	392,632	392,632	4,711,584
401O loss to lease	(77,978)	(77,192)	(76,519)	(75,873)	(75,253)	(74,340)	(73,481)	(72,994)	(72,055)	(71,782)	(70,656)	(70,223)	(888,345)
— Total property revenue	314,654	315,440	316,113	316,759	317,379	318,292	319,151	319,638	320,577	320,850	321,976	322,409	3,823,238

Reductions in rent
4025 Vacancy rent	(23,320)	(27,226)	(25,577)	(25,372)	(25,168)	(27,418)	(27,009)	(24,145)	(27,623)	(22,508)	(29,055)	(23,736)	(308,157)
4030 Model unit	(895)	(895)	(895)	(895)	(B95)			(895)	(8<)!0)	(895)	(895)	(895)	(10,740)
— Total rent reductions	(24,215)	(28,121)	(26,472)	(26,267)	(26,063)	(28,313)	(27,904)	(25,040)	(28,518)	(23,403)	(29,950)	(24,631)	(318,897)

Collection loss
4050 Allowances and concessions	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(300)	(3,600)
4058 Bad Debt rent	(7,866)	(7,886)	(7,903)	(7,919)	(7,934)	(7,'l!OZL		fl,991)	(8,)	(8,021)	(S,049)	(8,060)	(95,581)
Total concessions	(8,166)	(8,186)	(8,203)	(8,219)	(8,234)	(8,257)	(8,279)	(8,291)	(8,314)	(8,321)	(8,349)	(8,360)	(99,181)

Net rental income	282,272	279,133	281,438	282,273	283,082	281,721	282,968	286,307	283,745	289,126	283,677	289,418	3,405,161

Other income
\l.\l.Q NSF fees	150	225	150	75	150	225	150	75	225	150	75	150	1,800
4085 Corporate rents	200		175		200		525			200	400	525	2,225
4086 Retail rents	2,865	3,665	3,665	3,665	3,665	3,665	3,665	3,665	3,665	3,665	3,665	3,665	43,180
4090 Water reimbursements	16,345	16,345	16,345	16,345	16,345	16,345	16,345	16,345	16,345	16,345	16,345	16,345	196,137
LQ§:§. Energy use reimbursements	128	128	128	128	128	128	128	128	128	128	128	128	1,530
4100 other reimbursements	100	100	100	100	100	100	100	100	100	100	100	100	1,200
4105 Late fees ·	3,735	1,995	2,430	2,240	2,470	3,195	2,895	1,835	2,685	2,609	2,609	2,609	31,307
1JJQ Laundry commissions	2,547	3,427	2,747	2,626	3,384	2,735	5,354	538	2,527	3,114	2,740	2,740	34,479
4120 Pet fees		150		150		150		150		150		150	900
4125 Pet Rent	500	500	500	500	500	500	500	500	500	500	500	500	6,000
4140 Month to month/short term fees	150	150	150	150	150	150	150	150	150	150	150	150	1,800
4.:1. 1.. Parking charges	6,975	6,975	6,975	7,200	7,425	7,650	7,650	7,650	7,650	7,650	7,650	7,650	89,100
4150 Application fees	150	300	250	225	225		300	175	325	125	375	175	2,625
Administration fees -MORE FOR PG
:1.1.!i!> Legal fees	1,488	1,488	1,488	1,488	1,488	1,488	1,488	1,488	1,488	1,488	1,488	1,488	17,856
4160 Storage fees	500	500	500	500	500	500	500	500	500	500	500	500	6,000
4165 Clubhouse fees	175		175	175	350	525	350	350	175	525	175	700	3,675
4170 Cleaning/Damage fees			500			500			500			500	2,000
4175 Termination fees			1,100			1,100			1,100			1,100	4,400
4'1"·16 cancellation fees	100			100				100			100		400
4180 Bad Debt recovery	550	550	550	550	550	550	550	550	550	550	550	550	6,600
:.tl.fa§ cable TV income		1,400			1,400			1,400			1,400		5,600
4190 Interest on Bank Accounts	50	54	64	69	74	67	77	69	36	30	40	40	670
Total other income	36,707	37,952	37,991	36,285	39,104	39,572	40,725	35,767	38,649	37,979	38,989	39,764	459,484

Total income from operations	318,979	317,085	319,429	318,557	322,185	321,294		322,074	322,393	327,104	322,666	329,183	3,864,644

Property	North Park Towers	North Park Towers
City, State	Southfield, Ml	2013 Operating Business Plan and Budget
Units:	313	Financial Summary
Sq. Ft.	455,002

	January	February	March	April	May	June	July	August	September	October	November	December	Total
EXPENSES
Administrative
§J!.i:.Q. Communications	3,134	3,134	3,134	3,134	3,134	3,134	3,134	3,134	3,134	3,134	3,134	3,134	37,608
6040 Dues & subscriptions	580					500							1,080
6045 Mileage and trave	35	35	35	35	35	35	35	35	35	35	35	35	420
6050 Supplies	365	365	415	365	433	365	415	365	365	365	415	365	4,598
§Q§ Postage	65	65	143	65	65	143	65	65	143	255	65	143	1,282
6065 Legal & professional	2,275	2,275	2,275	2,275	2,275	2,600	2,275	2,925	2,925	2,275	2,275	2,275	28,925
6066 Furniture and equipment rental	397	397	397	397	397	397	397	397	397	397	397	397	4,764
§Q§ Corporate unit expense
609"! Training and education		580	65	600		65			665	266		65	2,306
6100 Other management and office	1215	1270	1260	1215	1215	1260	1215	1215	1260	1270	1215	1260	14 870
Total adminisrative	8,066	8,121	7,724	8,086	7,554	8,499	7,536	8,136	8,924	7,997	7,536	7,674	95,853

Property Management Fees
7034 Management Fee	12,759	12,683	12,777	12,742	12,887	12,852	12,948	12,883	12,896	13,084	12,907	13,167	154,586

Payroll and benefits
6215 Maintenance	14,232	14,232	14,232	14,232	21,348	14,232	14,232	14,232	14,232	21,348	14,232	14,232	185,020
§6.?.Q Administrative	4,578	4,578	4,578	4,578	6,867	4,578	4,578	4,578	4,578	6,867	4,578	4,578	59,516
6225 Leasing	6,242	6,620	6,460	6,441	9,363	6,639	6,599	6,322	6,658	9,106	6,797	6,282	83,529
6260 Garage and door staff	6,760	6,760	6,760	6,760	10,141	6,760	6,760	6,760	6,760	10,141	6,760	6,760	87,885
Admin Temp Payroll
.9.f.66 Employee housing	3,475	3,475	3,475	3,475	3,475	3,475	3,475	3,475	3,475	3,475	3,475	3,475	41,700
6269 Payroll taxes	6,538	6,532	5,963	5,546	6,728	3,503	3,083	2,851	2,673	3,937	2,685	2,642	52,682
6270 Payroll benefits	4 853	4 853	4 853	4 853	4 853	4 853	4 853	4853	4 853	4 853	4 853	4 853	58 240
Total payroll and benefits	46,679	47,051	46,322	45,886	62,776	44,041	43,582	43,072	43,231	59,727	43,381	42,824	568,572

Grounds expenses
6305 Landscaping			1,750	4,750	6,700	4,000	4,000	4,000	6,600	4,200	1,100		37,100
1.Q. Exterior						600	500			600			1,700
sprinklers 6320 Trash	1,470	1,470	1,470	1,470	1,470	1,470	1,470	1,470	1,470	1,470	1,470	1,470	17,640
removal 6325 Snow	8,000	8,900	3,375	1,590						900		1,590	24,355
removal	100			300	4,380	400	200		781				6,161
Pool Supplies
Parking Lighting
Total grounds expenses	9,570	10,370	6,595	8,110	12,550	6,470	6,170	5,470	8,851	7,170	2,570	3,060	86,956

Marketing
6405 Advertising	2,445	2,445	1,255	1,255	1,630	1,255	1,255	1,255	1,255	1,255	1,255	1,255	17,815
St tQ.§ Site mateirals	1,040	540	140	40	40	40	40	40	140	540	40	40	2,680
640"? Promotion	950	1,825	1,300	925	950	975	1,650	925	1,100	925	950	2,775	15,250
6408 Credit bureau fees	112	230	180	174	167	236	223	137	242	87	285	124	2,195
6420 Referral fees - Locator Seivices
§.2:.1 Referral fees - Residents	446	919	719	695	670	942	893	546	967	348	1140	497	8 780
Total marketing	4,993	5,958	3,594	3,088	3,457	3,448	4,061	2,903	3,703	3,155	3,670	4,691	46,720

Common Area Maintenance
6432 CAM - carpet cleaning and repair	575	575	575	575	575	575	575	575	575	575	575	575	6,900
6434 CAM - Electrical	100	25	25	25	25	100	25	25	25	100	25	25	525
6436 CAM - Elevator repairs and inspetio	1,050	10,123	1,050	1,050	10,577	1,050	1,050	10,577	1,050	1,050	10,577	1,050	50,253
6438 CAM - Extermination	1,053	1,053	1,053	1,053	1,053	1,053	1,053	1,053	1,053	1,053	1,053	1,053	12,636
6440 CAM - HVAC	6,399	3,899	3,899	6,399	3,899	3,899	6,399	3,899	3,965	6,465	3,965	3,965	57,052
6442 CAM - Interior plant maintenace	158	158	158	158	158	158	158	158	158	158	158	158	1,896

Property	North Park Towers	North Park Towers
City, State	Southfield, Ml	2013 Operating Business Plan and Budget
Units:	313	Financial Summary
Sq. Ft.	455,002

	January		February	March	April	May	June	July	August	September	October	November	December	Total
6444 CAM - Janitorial	1,942		1,942		1,942	1,942	1,942	1,942	1,942	1,942	1,942	1,972	1,942	23,336
6446 CAM - Locks and keys				600	500				350	500				1,950
.\l.'0. §. CAM - Lighting supplies				1,993			1,000		820	1,000			1,000	5,813
6450 CAM - Other building services	2,711		612	870	112	612	870	112	612	870	112	612	870	8,975
6452 CAM - Painting & Decorating			700	700	700					700		700		3,500
6454 CAM - Parking lot and garage repair				700	300			700			300	700		2,700
645fJ O\M - Plumbing	567		867	1,666	567	867	1,666	567	867	1,666	567	867	1,666	12,400
6458 O\M - Window cleaning
6460 O\M - Windows and doors	1,()Q(	)						800			1,100			2,900
Total Common Area	15,555		19,954	15,231	13,381	19,708	12,313	13,381	20,878	13,504	13,422	21,204	12,304	190,836

Maintenance Maintenance expenses
6620 Appliance repairs	45		45	45	45	45	45	45	45	45	45	45	45	540
6530 Cleaning supplies	75		75	75	75	75	75	75	75	75	75	75	75	900
6605 Drapery and blind repairs
6545 Electrical	125		125	125	125	125	125	125	125	125	125	125	125	1,500
§;?.§Q Plumbing	420		420	420	420	420	420	420	420	420	420	420	420	5,040
6555 HVAC	300		100	300	450	300	100	300	100	650	100	300	100	3,100
6525 Lighting supplies				150			150			150			150	600
§§.Z.Q Locks & Keys	100		250	100	175	100	250	100	100	175	250	100	100	1,800
6585 Other maintenance					25				25			25	500	575
6580 Small tools and equipment	100				100			100			100			400
6540 Turnover expenses	3,888		4,163	4,998	3,315	4,733	4,340	5,375	2,920	5,823	2,160	6,300	2,855	50,868
§;?_4.1Non Tum - Carpet cleaning & repair	1,500		1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	18,000
6542 Non Turnover - Paint & Drywall	100		100	100	100	100	100	100	100	100	100	100	100	1,200
Contract Cleaning
§§:1.Q Uniforms	572						72			500		1,100		2,244
6565 Windows & Doors			775	750	500	1525			1525	500	350	775	750	7 450
Total maintenance expense	7,225		7,553	8,563	6,830	8,923	7,177	8,140	6,935	10,063	5,225	10,865	6,720	94,217

Security
Monitoring and building access	500				500			o			500			oo
Security and alarm services	1,§!5!l_		_l,§_41	.-1,650	1,541	2,400	1,§fill	1 696	1,641	1,541	1,696	2,300	1,596	21,002
Total security	2,150		1,641	1,650	2,041	2,400	1,650	2,196	1,641	1,541	2,196	2,300	1,596	23,002

Utilities
6805 Electricity	23,080		21,480	23,080	21,480	23,080	26,480	32,580	36,980	35,580	24,980	21,580	19,980	310,360
§J.1.0. Vacant electric	916		1,388	1,189	1,164	1,139	1,412	1,362	1,016	1,436	818	1,610	966	14,414
6805 Current Occupants	m		m	m	m	m	m	m	m	m	m	m	m
685 Gas	47,070		46,846	37,686	37,686	13,366	5,996	3,706	3,706	3,706	5,580	14,492	18,614	238,454
6820 Water/sewage	15,414_		14,80	14,472	14,204	14,793	17,491	23,522	26,267	22,124	24,843	15,248	29,028	231,988
— Total utilities	86,630		84,445	76,577	74,684	52,528	51,529	61,320	68,119	62,996	56,371	53,080	68,738	797,016

6905 Insurance	10,545		10,545	10,545	10,545	10,545	10,545	10,545	10,592	10,565	10,845	10,845	10,845	127,507
§Q.11 Property taxes	26,zQQ_		:1§200	.,700	26,700	26,700	26,7.Q.0	26,700	26,700	26,700	26,700	26,700	26,700	320,400
Total fixed expenses	37,245		37,245	37,245	37,245	37,245	37,245	37,245	37,292	37,265	37,545	37,545	37,545	447,907
Total operating expenses	230,871		235,022	216,278	212,094	220,028	185,223	196,578	207,329	202,974	205,892	195,057	198,318	2,505,664

Net Operating Income	88,109		82,063	103,151	106,463	102,157	136,071	127,116	114,745	119,419	121,212	127,609	130,864	1,358,980

Property	North Park Towers	North Park Towers
City, State	Southfield, Ml	2014 Operating Business Plan and Budget
Units:	313	Financial Summary
Sq. Ft.	455,002

	January	February	March	April	May	June	July	August	September	October	November	December	Total
Occupancy %	94%	93%	93%	94%	95%	94%	94%	95%	95%	93%	94%	93%	94%

Rental ncome
4005 Gross potential rent	392,637	392,637	392,637	392,637	392,637	392,637	392,637	392,637	392,637	392,637	392,637	392,637	4,711,644
4010 Loss to lease	(74,849)	(73,653)	(72,211)	(71,028)	(70,279)	(68,880)	(67,697)	(66,818)	(65,852)	(64,539)	(63,747)	(62,174)	(821,726)
Total property revenue	317,788	318,984	320,426	321,609	322,358	323,757	324,940	325,819	326,785	328,098	328,890	330,463	3,889,918

Reductions in rent
4025 Vacancy rent	(23,730)	(26,817)	(27,214)	(22,060)	(20,014)	(23,083)	(22,060)	(20,628)	(21,037)	(26,600)	(24,145)	(27,828)	(285,215)
A030 Model unit	(895)	(895)	(895)	(895)	(895)	(895)	(895)	(895)	(895)	(895)	(895)	(895)	(10,740)
Total rent reductions	(24,625)	(27,712)	(28,109)	(22,955)	(20,909)	(23,978)	(22,955)	(21,523)	(21,932)	(27,495)	(25,040)	(28,723)	(295,955)

Collection loss
4050 Allowances and concessions	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(4,800)
4058 Bad Debt rent	(6,356)	(6,380)	(6,409)	(6,432)	(6,447)	(6,475)	(6,499)	(6,516)	(6,536)	(6,562)	(6,578)	(6,609)	(77,798)
Total concessions	(6,756)	(6,780)	(6,809)	(6,832)	(6,847)	(6,875)	(6,899)	(6,916)	(6,936)	(6,962)	(6,978)	(7,009)	(82,598)

Net rental income	286,408	284,492	285,509	291,822	294,602	292,904	295,086	297,380	297,917	293,641	296,873	294,731	3,511,364

Other income
4080 NSF fees	150	225	150	75	150	225	150	75	225	150	75	150	1,800
4085 Corporate rents
4086 Retail rents	3,615	3,615	3,615	3,615	3,615	3,615	3,615	3,615	3,615	3,615	3,615	3,615	43,380
4090 Water reimbursements	14,824	17,326	12,994	20,144	15,595	19,376	19,063	23,947	19,393	22,411	14,735	15,608	215,416
4095 Energy use reimbursements
4·100 Other reimbursements	75	75	75	75	75	75	75	75	75	75	75	75	900
4105 Late fees	3,735	1,985	3,620	3,570	3,775	4,605	2,900	4,000	2,080	2,609	2,609	2,609	38,097
4110 Laundry commissions	2,547	2,622	2,696	3,290	2,662	2,838	3,535	2,788	2,788	2,942	2,740	2,740	34,188
4120 Pet fees	150	150	150	150	150	150	150	150	150	150	150	150	1,800
4125 Pet Rent	550	550	550	550	550	550	550	550	550	550	550	550	6,600
4140 Month to month/short term fees	250	250	250	250	250	250	250	250	250	250	250	250	3,000
4145 Parking charges	7,875	7,875	7,875	7,875	7,875	7,875	7,875	7,875	7,875	7,875	7,875	7,875	94,500
4150 Application fees	175	300	300	250	175	300	250	200	225	275	175	325	2,950
Administration fees -MORE FOR PG
4155 Legal fees	1,735	1,735	1,735	1,735	1,735	1,735	1,735	1,735	1,735	1,735	1,735	1,735	20,820
4160 Storage fees	575	575	575	575	575	575	575	575	575	575	575	575	6,900
4165 Clubhouse fees	175	175	175	175	175	525	350	350	175	350	350	350	3,325
4170 Cleaning/Damage fees	80	80	80	80	80	80	80	80	80	80	80	80	960
4175 Termination fees						1,100			1,100				2,200
4176 cancellation fees	100			100				100			100		400
4·1ao Bad Debt recovery	350	350	350	350	350	350	350	350	350	350	350	350	4,200
4186 cable 1V income		1,400			1,400			1,400			1,400		5,600
419 0 nterest on Bank Accounts
Total other income	36,961	39,288	35,190	42,859	39,187	44,224	41,503	48,115	41,241	43,992	37,439	37,037	487,036

Total income from operations	323,369	323,780	320,699	334,681	333,789	337,128	336,589	345,495	339,159	337,633	334,312	331,768	3,998,400
EXPENS ES
Administrative
6020 Communications	2,841	2,841	2,841	2,841	2,841	2,841	2,841	2,841	2,841	2,841	2,841	2,841	34,092
5040 Dues & subscriptions						600			700				1,300
6045 Mileage and trave	20	20	20	20	20	20	20	20	20	20	20	20	240
6050 Supplies	255	255	305	255	323	255	305	255	255	255	305	255	3,278
5055 Postage	270	255	348	255	270	255	270	255	348	455	270	255	3,506
6065 Legal & professional	4,550	4,550	4,550	4,550	4,550	4,550	4,550	4,550	4,550	4,550	4,550	4,550	54,600

Property	North Park Towers	North Park Towers
City, State	Southfield, Ml	2014 Operating Business Plan and Budget
Units:	313	Financial Summary
Sq. Ft	455,002

	January	February	March	April	May	June	July	August	September	October	November	December	Total
Furniture and equipment rental	862	862	862	862	862	862	862	862	862	862	862	862	10,344
Corporate unit expense
Training and education		1,000	200	300	1,500	100			200	186		100	3,586
610G Other management and office	1,650	1,650	1,695	1,650	1,650	1,695	1650	1,650	1,695	1,650	1,650	1,695	19,980
Total adminisrative	10,448	11,433	10,821	10,733	12,016	11,178	10,498	10,433	11,471	10,819	10,498	10,578	130,926

Property Management Fees
7034 Management Fee	12,935	12,951	12,828	13,387	13,352	13,485	13,464	13,820	13,566	13,505	13,372	13,271	159,936

Payroll and benefits
Maintena nee	12,969	12,969	12,969	12,969	19,453	12,969	12,969	12,969	12,969	19,453	12,969	15,269	170,897
Administrative	7,985	7,985	7,985	7,985	11,977	7,985	7,985	7,985	7,985	11,977	7,985	10,985	106,800
Leasing	3,720	4,121	4,427	4,107	4,902	4,374	4,107	3,734	3,841	5,595	3,628	5,087	51,642
Garage and door staff	5,331	5,331	5,331	5,331	7,997	5,331	5,331	5,331	5,331	7,997	5,331	5,331	69,307
Admin Temp Payroll
5266 Employee housing	4,425	4,425	4,425	4,425	4,425	4,425	4,425	4,425	4,425	4,425	4,425	4,425	53,100
Payroll taxes	6,166	6,170	5,717	5,265	6,250	3,334	2,913	2,684	2,499	3,735	2,481	3,042	50,256
Payroll benefits	4,853	4,853	4,853	4,853	4,853	4,853	4,853	4,853	4,853	4,853	4,853	4,853	58,240
Total payroll and benefits	45,449	45,854	45,707	44,936	59,858	43,271	42,584	41,981	41,903	58,035	41,672	48,992	560,242

Grounds expenses
6305 Landscaping			1,800	8,675	9,350	3,875	2,600	3,875	9,350	4,900	1,100		45,525
6310 Exterior sprinklers				700		800	200			800			2,500
Trash removal	1,600	1,600	1,600	1,600	1,600	1,600	1,655	1,655	1,655	1,655	1,655	1,655	19,530
Snow removal	6,000	7,000	3,375	1,590						1,000	1,590	1,590	22,145
Pools and fountains	150			350	2,300	400	600		800				4,600
Pool Supplies
Parking Lighting
Total grounds expenses	7,750	8,600	6,775	12,915	13,250	6,675	5,055	5,530	11,805	8,355	4,345	3,245	94,300

Marketing
6405 Advertising	1,559	1,559	1,559	1,559	1,559	1,559	1,559	1,590	1,590	1,590	1,590	1,590	18,863
8406 Site mateirals	40	790	140	540	540	40	40	290	140	40	40	540	3,180
6407 Promotion	1,225	1,950	1,275	1,200	1,425	1,250	1,925	1,200	1,375	1,400	1,225	3,250	18,700
6408 Credit bureau fees	112	196	206	173	117	201	173	134	145	190	123	223	1,992
6420 Referral fees - Locator Services
6421 Referral fees - Residents	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	12,000
Total marketing	3,936	5,495	4,180	4,472	4,641	4,050	4,697	4,214	4,250	4,220	3,978	6,603	54,735

Common Area Maintenance
CAM - carpet cleaning and repair	600	600	600	600	600	1,100	600	1,100	600	600	600	600	8,200
CAM - Electrical	100	25	625	25	25	100	25	25	625	100	25	25	1,725
6436 CAM - Elevator repairs and inspectic	2,036	11,362	2,036	2,036	11,828	2,036	2,036	11,828	2,036	2,036	11,828	2,036	63,134
6438 CAM – Extermination	1,053	803	1,053	803	1,053	803	1,053	803	1,053	803	1,053	803	11,136
6440 CAM – HVAC	6,444	3,944	3,944	6,444	3,944	3,944	6,444	3,944	4,011	6,511	4,011	4,011	57,596
5442 CAM - Interior plant maintenance	170	170	170	170	170	170	170	170	170	170	170	170	2,040
6444 CAM – Janitorial	1,642	2,142	1,642	2,142	1,642	2,142	1,642	2,142	1,642	2,142	1,972	2,142	23,036
6446 CAM - Locks and keys			600	500				350	500				1,950
5448 CAM - Lighting supplies			1,600			1,600			1,600		300	1,600	6,700
6450 CAM - Other building services	2,327	1,052	727	127	627	427	127	627	727	552	627	727	8,674
6452 CAM - Painting & Decorating		500	700	500					500		500		2,700
545,1 CAM - Parking lot and garage repair			200				200				200		600
6456 CAM - Plumbing	1,584	984	2,134	984	984	2,134	984	984	2,684	984	984	2,084	17,508

Property	North Park Towers	North Park Towers
City, State	Southfield, Ml	2014 Operating Business Plan and Budget
Units:	313	Financial Summary
Sq. Ft.	455,002

	January	February	March	April	May	June	July	August	September	October	November	December	Total
6458 CAM - Window cleaning			7,000							785			7,785
5460 CAM - Windows and doors	1,000		550			550	1,000			1,000	550		4,650
Total Common Area Maintenance	16,956	21,582	23,581	14,331	20,873	15,006	14,281	21,973	16,148	15,683	22,820	14,198	217,433

Maintenance expenses
6620 Appliance repairs	50	50	50	50	so	50	50	50	50	50	50	so	600
6530 Cleaning supplies	40	40	40	40	40	40	40	40	40	40	40	40	480
5605 Drapery and blind repairs
6545 Electrical	125	12S	12S	12S	12S	12S	12S	12S	125	12S	125	12S	1,SOO
6550 Plumbing	670	670	670	1,420	670	670	670	670	670	1,420	670	670	9,S40
5555 HVAC	300	100	300	450	300	100	300	100	650	100	300	100	3,100
6525 Lighting supplies			150			150			150			150	600
6570 Locks & Keys		350		400		350			400	150		200	1,850
6585 Other maintenance				25				25			25	500	575
6580 Small tools and equipment	100			100			100			100			400
6540 Turnover expenses	3,5S7	4,829	4,930	3,014	3,637	4,902	4,414	2,470	4,025	3,247	3,714	5,213	47,9S3
6541 Non Turn - carpet cleaning & repair	2,SOO	1,500	2,000	2,000	1,SOO	3,000	2,300	2,300	2,300	1,500	2,000	2,000	24,900
6542 Non Turnover - Paint & Drywall	50	50	50	50	50	50	50	so	50	50	50	50	600
Contract Cleaning
5610 Uniforms	572					72			500		1,100		2,244
6565 Windows & Doors		77S	750	500	1,S2S			1,S2S	SQQ	3SO	775	7SO	7,4SO
Total maintenance expense	7,964	8,489	9,065	8,174	7,897	9,S09	8,049	7,3SS	9,460	7,132	8,849	9,848	101,792

Security
5704 Monitoring and building access
§1.Q§ Security and alarm services	3,523	3,515	3,523	3,415	3,623	3,415	3,648	3,SlS	3,S23	3,SlS	3,S23	3,523	42,262
Total security	3,523	3,515	3,523	3,415	3,623	3,41S	3,648	3,S15	3,523	3,515	3,S23	3,S23	42,262

Utilities
§.?..Q§ Electricity	22,030	20,430	22,030	20,430	22,030	25,430	28,030	34,430	3S,030	25,430	22,030	20,430	297,760
68 · Vacant electric	644	893	925	763	598	845	763	647	680	875	677	974	9,283
6805 Current Occupants	60	60	60	60	60	60	60	60	60	60	60	60	720
6815 Gas	51,362	49,612	37,686	30,816	18,646	2,580	5,580	5,580	6,280	17,264	25,110	29,016	279,532
6820 Water/sewage	15,414	18,S41	13,127	22,064	16 378	21,104	20,657	26,763	21,071	24,843	15,248	16,339	231,548
Total utilities	89,509	89,536	73,828	74,133	57,712	50,019	55,090	67,480	63,121	68,472	63,125	66,819	818,844

6805 Insurance	10,545	10,545	10,545	10,545	10,54S	10,545	10,S45	10,592	10,S65	10,845	10,845	10,84S	127,507
691G Property taxes	32,100	32,100	32,100	32,100	32 100	32,100	32,100	32,100	32,100	32,100	32,100	32,100	385,200
Total fixed expenses	42,64S	42,64S	42,64S	42,64S	42,64S	42,64S	42,64S	42,692	42,665	42,94S	42,94S	42,945	512,707
Total operating expenses	241,115	250,100	232 954	229,141	235,867	199,254	200,010	218 993	217,913	232,681	215,128	220,022	2,693,177

Net Operating Income	82,254	73,680	87,745	105,540	97,922	137,874	136,578	126,502	121,246	104,952	119,184	111,745	1,305,223

2014 Budget
North Park Towers (16500 North Park Drive)
Back to Summary

Account Number
Account Name	Exterior Capital Improvements

Vendor/contractor	Description	February	March	April	May	June	July	August	September	October	November	December	Total
	January
	Pool Upgrades			1,500	2,000								3,500
	Misc concrete and catch basin repairs				10,000						2,500		12,500
	Parking. lighting upgrades 27 out of the 44
	poles remaining. Bulbs have a 3 year	1,640	1,640	1,640	1,640		1,640						8,200
	life Garage repairs				25,000								25,000
	Waterproofing I building				20,000								20,000
	repairs Hand rail
	replacements						13,000						13,000
	Asphalt seal coat				29,000								29,000
	West Tower loading dock ramp			100,000									100,000
	replacement 1/2 Balcony Painting &
	Columns

		1,640	1,640	103,140	87,640		14,640				2,500		211,200

	Bank Required Repairs (PCNA)
	Asphalt Repair				6,000								6,000
	Exterior Concrete - Columns (2 of 38)				5,000								5,000
	Concrete repairs				3,500								3,500
	Garage leak repair				10,000								10,000
	Panel repairs				5,500								5,500
	ADA compliance				2,150								2,150
	Total Bank Required												32,150

2014 Budget
North Park Towers (16500 North Park Drive)

Account Number
Account Name	Recurring Interior Capital Improvements

Vendor/contractor	Description	January	February:	March	April	May	June	July	August	September	October	November	December	Total
SO	vacant carpet -	1,907	2,581	3,476	2,605	1,683	3,366	2,805	2,020	2,244	3,142	1,795	3,815		31,640 20% of turnover carpet replaced avg $1700
SO	vinyl replacement	1,000	2,000	2,000	1,500	1,000	2,000	1,500	1,000	1,500	1,500	1,000	2,000		18,.000 30% of vinyl replace avg. $500
Signature Design	blind replacement	2,000			2,000			2,000			2,000				8,000
GE	appliance .replacement		5,500		5,500		5,500		5,500		5,500		5,500		33,000
Grainger	Delta shower valves ($110)				1,670			1,870			1,870		1,870		71480 Estlmate4 lines 17valves per line
	Shower tile from valve replacement				500			500			500		500		2,000
Grainger	convector motors($120 per motor)	2,400		2,400			2,400	2,400			2,400		2,400		14,400
Tech Mechanical	retail HVAC repair					1,500			1,500						3,000
Tech Mechanical	Line freezes I boiler& chiller repairs		4,500				2,500			15,000			2,500		24,500
Tech Mechanical	Boilers - misc repairs			5,000							15,000				20,000 Mechanical failure of components
Tech Mechanical	Domestic Water Boilers				5,000										5,000 Mechanical f:ailure of components
Tech Mechanical	Chillers - misc. repairs				10,000	15,000		10,000							35,000 Mechanical failure of components
	Lobby Furniture/ chairs								20,000						20,000 Mail) lobby and 3 smaller lobbies
	New office computers	-6,400													6,400 Four new computer stations @ $1600
	Fitness room improvements		3500												3,500 New flat screen ·equipment replacement
	Hallway carpet replacement					27,200	27,200	13,600							6B,OOO 10 hallways at $6800 per hallway, 4 year plan (36 totnl)
	Arcade level floor		7400

		13,707	25,481	12,878	29,175	46,363	42,966	34,675	30,020	18,744	31,912	2,795	18,585		307,320
													av. per mo.		25,610